Nicor Inc.
                                                                Form S-8
                                                                Exhibit 4.02










                                 BIRDSALL, INC.
                             RETIREMENT SAVINGS PLAN

                         (As Amended and Restated Effective
                             as of January 1, 2001)

























                              Mayer, Brown & Platt
                                     Chicago



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                                BIRDSALL, INC.


                            Certificate of Secretary

      I, Ruben Spinrad, Assistant Secretary of Birdsall, Inc., having in my custody and possession the corporate records and seal of said corporation, do hereby certify that attached hereto is a true and correct copy of BIRDSALL, INC. RETIREMENT SAVINGS PLAN, as in effect as of January 1, 2001.

WITNESS my hand and the corporate seal of the corporation this 26 day of December, 2001.

                               Assistant Secretary as Aforesaid

                               /s/ Ruben Spinrad

                                     (Seal)


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                           TABLE OF CONTENTS

                                                                Page

SECTION 1.   General..............................................1

      1.1  History, Purpose and Effective Date....................1

      1.2  Plan Administration, Trust Agreement...................1

      1.3  Plan Year..............................................1

      1.4  Applicable Laws........................................2

      1.5  Gender and Number......................................2

      1.6  Form of Election.......................................2

      1.7  Notices................................................2

      1.8  Evidence...............................................2

      1.9  Accounting Date........................................2

      1.10 Affiliate..............................................2

      1.11 Action by Employers....................................2

      1.12 Plan Supplements.......................................2

      1.13 Profit Sharing Plan and ESOP...........................2

SECTION 2.   Participation........................................3

      2.1  Participants...........................................3

      2.2  Participation Not Contract of Employment...............3

      2.3  Restricted Participation...............................4

      2.4  Leased Employees.......................................4

      2.5  Compliance with Veterans' Laws.........................5

SECTION 3.   Periods of Service...................................5

      3.1  Year of Service........................................5

      3.2  One Year Break in Service..............................5

      3.3  Hour of Service........................................6

SECTION 4.   Plan Contributions...................................6

      4.1  Employee Tax Deferred Contributions....................6

      4.2  Employee After-tax Contributions.......................7

      4.3  Employer Matched Contributions.........................7

      4.4  Employer Profit Sharing Contributions..................8

      4.5  Election to Vary or Suspend Contributions..............8

      4.6  Automatic Suspension of and Limitation on
           Contributions..........................................9

      4.7  Rollover Contributions.................................9

      4.8  Limitations on Contributions...........................9

      4.9  Reduction for Forfeitures..............................9

      4.10 Eligible Compensation.................................10

      4.11 Payment of Contributions..............................10

SECTION 5.   Participants' Accounts..............................10

SECTION 6.   The Trust Fund, Investment Funds and Investment
             Elections...........................................11

      6.1  The Investment Funds..................................11

      6.2  Investment Elections..................................12

      6.3  Transfers Among Investment Funds......................13

SECTION 7.   Plan Accounting.....................................13

      7.1  Adjustment of Investment Funds........................13

      7.2  Deduction, Crediting and Allocation of
           Contributions.........................................13

      7.3  Statement of Plan Interest............................14

SECTION 8.   Limitations on Contributions and Allocations........14

      8.1  Reduction of Contribution Rates.......................14

      8.2  Compensation for Limitation/Testing Purposes..........14

      8.3  Limitations on Annual Additions.......................15

      8.4  Adjustment For Related Defined Contribution Plans.....16

      8.5  Combined Plan Limitation..............................16

      8.6  Reduction of Contributions............................16

      8.7  Disposition of Excess Annual Additions................17

      8.8  Allocation Among Employers............................17

      8.9  Limitations Under Code Section 402(g).................18

      8.10 Code Section 401(k)(3) Testing........................18

      8.11 Correction of Section 401(k) Excess...................19

      8.12 Code Section 401(m)(2) Testing........................20

      8.13 Correction of Section 401(m) Excess...................21

      8.14 Multiple Use of Alternative Limitation................22

      8.15 Highly Compensated Employee...........................22

      8.16 Separate Testing of ESOP and Non-ESOP Portion of
           the Plan..............................................22

SECTION 9.   Termination Dates...................................24

SECTION 10.  Distributions on Termination........................25

      10.1 Distributions Prior to December 1, 2000...............25

      10.2 Fully Vested Benefits.................................25

      10.3 Benefits on Non-Vested Resignation or Dismissal.......25

      10.4 Restoration of Forfeitures............................26

      10.5 Manner of Payment.....................................26

      10.6 Payment in and Waiver of Joint and Survivor
           Annuity Form and Single Life Annuity Form.............27

      10.7 Payment in Form of Pre-Retirement Surviving Spouse
           Annuity...............................................28

      10.8 Election Information..................................28

      10.9 Commencement of Benefits..............................29

     10.10 Compliance With Section 401(a)(9) of the Code.........30

     10.11 Assets to be Distributed..............................30

     10.12 Distributions to Persons Under Disability.............31

     10.13 Interests Not Transferable............................31

     10.14 Absence of Guaranty...................................31

     10.15 Designation of Beneficiary............................31

     10.16 Missing Participants or Beneficiaries.................33

     10.17 Application of Forfeitures............................33

     10.18 Spousal Consent.......................................33

     10.19 Distribution and Withdrawal Elections.................34

     10.20 Forfeiture of Missing Participants' Accounts..........34

     10.21 Direct Rollover.......................................35

     10.22 Distribution Only Upon Separation From Service........35

SECTION 11.  Withdrawals.........................................36

      11.1 Pre-Termination Withdrawals From Employee
           After-tax Contribution Account and Rollover
           Contribution Account..................................36

      11.2 Withdrawals From Employee Tax Deferred
           Contribution Account..................................36

      11.3 Hardship Withdrawals..................................37

      11.4 Withdrawals For Hardship Other Than From Employee
           Tax Deferred Contribution Account.....................38

      11.5 Post-Termination Withdrawals by Retirees..............38

      11.6 Interim Withdrawals...................................39

      11.7 Order of Withdrawal From Investment Funds.............39

      11.8 Loans to Participants.................................39

SECTION 12.  Nicor Stock.........................................42

      12.1 Purchase of Nicor Stock...............................42

      12.2 Voting Nicor Stock....................................42

SECTION 13.  The Committee.......................................42

      13.1 Membership............................................42

      13.2 Rights, Powers and Duties.............................43

      13.3 Information to be Furnished to Committee..............43

      13.4 Committee's Decision Final............................43

      13.5 Remuneration and Expenses.............................44

      13.6 Indemnification of the Committee......................44

      13.7 Exercise of Committee's Duties........................44

      13.8 Resignation or Removal of Committee Member............44

      13.9 Appointment of Successor Committee Members............44

     13.10 Interested Committee Member...........................44

SECTION 14.  Amendment and Termination...........................45

      14.1 Amendment.............................................45

      14.2 Termination...........................................45

      14.3 Merger and Consolidation of Plan, Transfer of Plan
           Assets................................................45

      14.4 Vesting and Distribution on Termination and
           Partial Termination...................................45

      14.5 Notice of Amendment, Termination or Partial
           Termination...........................................46


SUPPLEMENT A ...................................................A-1

SUPPLEMENT B ...................................................B-1



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                                 BIRDSALL, INC.

                             RETIREMENT SAVINGS PLAN

                       (As Amended and Restated Effective
                             as of January 1, 2001)

SECTION 1.

                                     General

1.1 History, Purpose and Effective Date. Effective as of September 1, 1983, Birdsall, Inc. (the "company") established Tropical Shipping Savings Investment Plan (the "plan"). Effective January 1, 1990, Birdsall, Inc. Profit Sharing Plan was merged into the plan and the plan was redesignated as "Birdsall, Inc. Retirement Savings Plan". The following provisions constitute an amendment, restatement and continuation of the plan as in effect immediately prior to January 1, 2001, the "effective date" of the plan as set forth herein. The company and any affiliate (as defined in subsection 1.10) which, with the consent of the company, adopts the plan are sometimes referred to below collectively as the "employers" and individually as an "employer". The purpose of the plan is to promote the mutual interest of the employers and their eligible employees (i) by providing such employees with an opportunity to accumulate retirement savings and to acquire an equity interest in the company's business, and (ii) by providing the employers and their eligible employees with the tax and other benefits provided under applicable laws to employee stock ownership plans (as defined in subsection 1.13). The plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "code") and as a qualified cash or deferred arrangement under section 401(k) of the code.

1.2 Plan Administration, Trust Agreement. The authority to control and manage the operation and administration of the plan shall continue to be vested in a committee as described in Section 13. Except as otherwise specifically provided in Section 13, the company shall have the rights, duties and obligations of the plan "administrator" as described in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and of a "plan administrator" as that term is defined in section 414(g) of the code. The funds contributed by the employers and participants under the plan will continue to be held and invested until distributed by a trustee(s) (the "trustees") acting under a trust which forms a part of the plan. The terms of the trust are set forth in a trust agreement known as Birdsall, Inc. Retirement Savings Trust between the trustees and the company. On and after the effective date, the company may appoint an additional trustee or trustees to hold and invest any portion of the trust fund in accordance with the provisions of other trust agreements which, when executed, will form a part of the plan. Copies of the trust agreement and the plan are filed at the general office of each employer where they may be examined by any eligible employee or participant. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.

1.3   Plan Year.  The term "plan year" means the calendar year.
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1.4 Applicable Laws. The laws of Florida shall be the controlling state law in all matters relating to the plan and shall be applicable to the extent that they are not preempted by the laws of the United States of America.

1.5 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the plural shall include the singular, and words in the singular shall include the plural.

1.6 Form of Election. Each election, request or direction permitted to be made by any participant or other person entitled to benefits under the plan, and any permitted modification or revocation thereof, shall be filed with the committee in such form and at such times as the committee may require.

1.7 Notices. Notices and documents relating to the plan to be filed with the committee may be delivered, or mailed by registered mail, postage prepaid, to the committee, in care of the company, at its principal administrative office. Any notice required under the plan may be waived by the person entitled to notice.

1.8 Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.9 Accounting Date. For periods prior to December 1, 2000, the term "accounting date" means the last day of each calendar month and an accounting date occurring under subsection 14.4. For periods on and after December 1, 2000, the term "accounting date" means each business day.

1.10 Affiliate. The term "affiliate" means any corporation, trade or business during any period that it is, along with any employer, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and (c), respectively, of the code).

1.11 Action by Employers. Any action required or permitted to be taken by any employer that is a corporation shall be by resolution of its board of directors, or by a duly authorized officer of the employer. Any action required or permitted to be taken by any employer that is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.12 Plan Supplements. The provisions of the plan as applied to an employer or to any group of employees of any employer may, with the consent of the company, be modified or supplemented from time to time by the adoption of one or more supplements. Each supplement shall form a part of the plan as of the supplement's effective date. In the event of any inconsistency between a supplement and the plan document, the terms of the supplement shall govern.

1.13 Profit Sharing Plan and ESOP. The plan shall consist of a profit sharing plan which is intended to qualify under section 401(a) of the code (referred to herein as the "non-ESOP portion of the plan"), and an employee stock ownership plan (referred to herein as the "ESOP")

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which is intended to qualify as a stock
bonus plan under section 401(a) of the code and as an employee stock ownership plan under section 4975(e)(7) of the code. The ESOP shall consist of the portion of the plan which, as of that date, is invested in the Nicor Stock Fund described in Section 6. The assets of the ESOP shall be invested primarily in shares of the common stock of Nicor Inc. ("Nicor stock") which qualify as employer securities within the meaning of section 409(l) of the code. Both the ESOP and the non-ESOP portion of the plan include a qualified cash or deferred arrangement within the meaning of section 401(k) of the code and the non-ESOP portion of the plan also consists of a profit sharing component which is not a cash or deferred arrangement. Both the ESOP and the non-ESOP portion of the plan are intended to constitute a single plan under Treas. Reg. Section 1.414(l)-1(b)(1).

SECTION 2.

                                  Participation

2.1 Participants. Each employee of the employers who was a participant in the plan on November 30, 2000 will continue as a participant in the plan on and after December 1, 2000, subject to the conditions and limitations of the plan. Subject to the conditions and limitations of the plan, each other employee of the employers will become a participant in the plan:

(a) if he is employed in the U.S. Virgin Islands or Puerto Rico, on the 90-day anniversary of the date he was first employed by an employer or an affiliate; or

(b) if he is not employed in the U.S. Virgin Islands or Puerto Rico, on the first day of the calendar month coincident with or next following the two-month anniversary of the date he was first employed by an employer or an affiliate;

provided, in either case, that he then meets both of the following requirements:

(1)        he has attained age 18 years; and

(2) he is employed as a member of a group of employees to which the plan has been and continues to be extended.

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an employer on or after the date on which he first meets the requirements of this subsection (other than the requirements of paragraph (2) next above), he shall become a participant in the plan immediately upon meeting the requirements of paragraph (2) next above. Notwithstanding any provision of the plan to the contrary, individuals who are not treated as common law employees by an employer on its payroll records are excluded from plan participation even if it is later determined (whether by judicial or administrative action or otherwise) that such individual is or was a common law employee of an employer.

2.2 Participation Not Contract of Employment. The plan does not constitute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of any employer or any right or claim to any benefit under the terms of the plan unless such right or claim has specifically accrued under the terms of the plan.

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2.3 Restricted Participation. When distribution of part or all of the benefits to which a participant is entitled under the plan is deferred beyond or cannot be made until after his termination date (as described in Section 9), or during any period that a participant continues in the employ of an employer or an affiliate but fails to meet the requirements of paragraph 2.1(2), or during any period for which employee tax deferred contributions (as described in paragraph 4.1(a)), employee after-tax contributions (as described in paragraph 4.2(a)) or employer profit sharing contributions (as defined in subsection 4.4) are not made with respect to the participant, the participant, or in the event of his death, his beneficiary, will be considered and treated as a participant for all purposes of the plan, except as follows:

(a) no contributions will be credited to his accounts (as described in Section 5) for any period he continues in the employ of the employers but fails to meet the requirements of paragraph 2.1(2) or after his termination date;

(b) if a participant has elected distribution of his account balance in a lump sum, his accounts shall not be adjusted in accordance with the provisions of subsection 7.1 after his distribution date (as defined in subsection 10.2); and

(c) a participant whose termination date has occurred and whose account balances have not yet been distributed may not make a withdrawal in accordance with the provisions of Section 11 except as otherwise specifically provided therein.

2.4 Leased Employees. If, pursuant to one or more agreements between an employer or affiliate and one or more leasing organizations (within the meaning of section 414(n) of the code), a person provides services to the employer or affiliate, in a capacity other than as an employee, on a substantially full-time basis for a period of at least one year, and, for periods after January 1, 1997, such services are performed under the primary direction or control of an employer or affiliate, such person shall be a "leased employee". Leased employees shall not be eligible to participate in this plan or in any other plan maintained by the employer or affiliate which is qualified under section 401(a) of the code. A leased employee shall be treated as if the services performed by him in such capacity (including service performed during such initial one-year period) were performed by him as an employee of an affiliate which has not adopted the plan; provided, however, that no such service shall be credited:

(a) for any period during which not more than 20% of the non-highly compensated workforce of the employers and the affiliates consists of leased employees and the leased employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation,
           (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the code; or

(b) for any other period unless the leased employee provides satisfactory evidence to the employer or affiliate that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a leased employee.

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

For purposes of paragraph (a) above, "highly compensated" shall have the meaning set forth in subsection 8.15.

2.5 Compliance with Veterans' Laws. Notwithstanding any other provision of this plan to the contrary, for reemployments occurring on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the code.

SECTION 3.

                               Periods of Service

3.1 Year of Service. An employee's or participant's years of service as at any date equals the year or years and any portion thereof elapsed since his initial date of hire by an employer or affiliate, subject to the following:

(a) An employee's or participant's number of years of service, and portion thereof, for the period prior to the effective date shall be equal to his number of years of service, and any portion thereof, if any, determined under the provisions of the plan as in effect on December 31, 1993.

(b) If an employee's or participant's employment with the employers and affiliates is terminated and he incurs a one year break in service (as defined in subsection 3.2) he shall not be credited with service for the period between the date of his termination and the date, if any, of his reemployment by any employer or affiliate.

(c) For purposes of determining whether a participant has a nonforfeitable interest in his employer contribution account accrued prior to the date he incurs five consecutive one year breaks in service (or prior to the date he incurs a one year break in service, if it is incurred before January 1, 1985), a participant's number of years of service accrued after such five consecutive one year breaks in service (or, if the break in service was incurred before January 1, 1985, such one year break in service) shall be disregarded.

3.2 One Year Break in Service. The term "one year break in service" means, with respect to any employee or participant, the 12-consecutive-month period commencing on the date of his termination of employment with the employers and affiliates if he is not reemployed by an employer or affiliate during that period. Notwithstanding the preceding sentence, solely for purposes of determining whether a one year break in service has occurred, an employee or participant who is absent from service on account of a maternity or paternity absence (as defined below) that extends beyond the first anniversary of the date such absence began shall be deemed to have terminated employment with the employers and affiliates on the later of (a) his termination date, or (b) the second anniversary of the date on which such absence began. The term "maternity or paternity absence" means an employee's or participant's absence from work that commences on or after January 1, 1985 because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such person immediately following such birth or placement. The committee may require the individual to furnish such information as the committee considers necessary to establish that the individual's absence was for one of the reasons specified above.

3.3 Hour of Service. The term "hour of service" means, with respect to any employee or participant, each hour for which he is paid or entitled to payment for the performance of duties for an employer or an affiliate or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or participant or agreed to by an employer or an affiliate. Notwithstanding the preceding sentence, an employee or participant shall be credited with 8 hours of service per day (to a maximum of 40 hours of service per week) for any period during which he performs no duties for an employer or an affiliate (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence for which he is directly or indirectly paid or entitled to payment by an employer or an affiliate; provided, however, that an employee or participant shall not be credited with more than 501 hours of service under this sentence for any single continuous period during which he performs no duties for an employer or an affiliate, and provided further that payments considered for purposes of the foregoing shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

SECTION 4.

                               Plan Contributions

4.1 Employee Tax Deferred Contributions. Subject to the following provisions of this Section 4 and Section 8:

(a) each employer shall contribute to the trustees, in cash, on behalf of each participant for whom a tax deferral election (as described below) is in effect for any pay period, an amount, referred to herein as a "tax deferred contribution", which is equal to the amount by which the eligible compensation (as defined in subsection 4.10) otherwise payable to the participant during that pay period by the employer has been reduced pursuant to the terms of a tax deferral election; and

(b) for periods prior to April 1, 1995, the company shall contribute to the trustees on behalf of each participant, in cash, the "tax deferred FLEX contribution", if any, that is required to be so contributed in accordance with the provisions of Flexible Spending Account For Tropical Employees (the "FLEX plan").

For purposes of the plan, the term "tax deferral election" means an election by an employee to have the amount of the eligible compensation that would otherwise be payable to him for any period during the period in which the election is in effect reduced by an amount that is not less than 1 percent and not more than 14 percent of his eligible compensation for the applicable period (or such other percent as the committee shall decide and, in all cases, in multiples of 1 percent); provided, however, that no tax deferral election by an employee who is a nonresident

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

alien shall be effective. Notwithstanding the preceding sentence, tax deferral elections by eligible employees employed in Puerto Rico shall be effective for pay periods ending on or after February 1, 2001. Tax deferred contributions and, for periods prior to April 1, 1995, tax deferred FLEX contributions are sometimes referred to collectively as "employee tax deferred contributions". The plan provisions relating to certain limitations on employee after-tax contributions are set forth in subsection 4.2. Employee tax deferred contributions shall be paid to the trustees in accordance with subsection 4.11.

4.2 Employee After-tax Contributions. Subject to the following provisions of this Section 4 and Section 8, a participant may elect to contribute, in cash:

(a) for any pay period, an amount, hereinafter referred to as an "employee non-tax deferred contribution", that is not less than 1 percent nor more than 6 percent of his eligible compensation for that pay period(or such other percent as the committee may decide and, in all cases, in multiples of l percent);

(b) for any pay period for which tax deferred contributions or employee non-tax deferred contributions are made with respect to the participant, an amount, hereinafter referred to as a "lump sum contribution", that, together with any other contribution made by the participant in accordance with this subsection 4.2, does not exceed the limitations of this Section 4 or
           Section 8; and

(c) for periods prior to April 1, 1995, the cash benefit, if any, that is required to be paid to him in accordance with the provisions of the FLEX plan (a "non-tax deferred FLEX contribution").

Employee non-tax deferred contributions, lump sum contributions and, for periods prior to April 1, 1995, non-tax deferred FLEX contributions are sometimes referred to collectively as "employee after-tax contributions". A participant's employee non-tax deferred contributions and, for periods prior to April 1, 1995, non-tax deferred FLEX contributions shall be made by regular payroll deductions from the participant's eligible compensation. Lump sum contributions may be made by any method acceptable to the committee, subject to minimum or maximum amount limitations imposed by the committee from time to time. The plan provisions relating to certain limitations on employee tax deferred contributions are set forth in subsection 4.1. Employee non-tax deferred contributions shall be paid to the trustees in accordance with subsection 4.11.

4.3 Employer Matched Contributions. Subject to the following provisions of this
Section 4 and Section 8, for each pay period, each employer shall contribute to the trustees, in cash, on behalf of each participant for whom a tax deferral election is in effect for that pay period or who has elected to make employee non-tax deferred contributions for that pay period, an amount, referred to hereinafter as an "employer matched contribution", equal to that portion of the sum of:

(a) the tax deferred contributions, if any, made by the employer on behalf of the participant for that pay period; plus

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

(b) the employee non-tax deferred contributions, if any, made by the participant for that pay period;

      that do not exceed 6 percent of the participant's eligible compensation from the employer for the applicable pay period, multiplied by the percentage determined in accordance with the following schedule on the basis of the number of his years of service as at the last day of the applicable pay period:

          If the number of completed   The participant's
          years of service as at the   percentage
          last day of the pay period   will be
          is

          Less than 10 years           50%
          At least 10 years            100%

Employer matched contributions shall be paid to the trustees in accordance with subsection 4.11.

4.4 Employer Profit Sharing Contributions. Subject to the following provisions of this Section 4 and Section 8, for each plan year, each employer shall contribute to the trustees, in cash, on behalf of each participant who was employed by the employer during that plan year (excluding any participant who was not employed by the employers on the last day of the year and any participant who failed to complete at least 1,000 hours of service during that year), an amount, referred to hereinafter as an "employer profit sharing contribution", equal to the amount, if any, determined for that year by the board of directors of the company, which amount for any year shall be the same (or shall be equal to the same percentage of eligible compensation) for each participant. Employer profit sharing contributions shall be paid to the trustees in accordance with subsection 4.11 and shall be allocated to participants' accounts in accordance with subsection 7.2.

4.5 Election to Vary or Suspend Contributions. A participant may elect to have his employer change the rate of tax deferred contributions being made by that employer on his behalf, or elect to change his employee non-tax deferred contribution rate in accordance with uniform rules established by the committee (or, for periods prior to December 1, 2000, as of the first day of any calendar month and not more than four times in any 12 month period). A participant may elect to have his employer suspend tax deferred contributions being made by that employer on his behalf, or elect to suspend making employee non-tax deferred contributions in accordance with uniform rules established by the committee (or, for periods prior to December 1, 2000, as of the first day of any pay period). If a participant elects to have his employer suspend the tax deferred contributions being made on his behalf or if the participant elects to suspend making employee non-tax deferred contributions, such tax deferred contributions or employee non-tax deferred contributions, as the case may be, may not be resumed for a period of 3 calendar months from the date such suspension becomes effective; provided, however, that this sentence shall not apply after November 30, 2000 and all suspensions in effect as of December 1, 2000 as a result of this sentence shall then be rescinded. Notwithstanding the foregoing provisions of this subsection 4.5, no change to or suspension of contributions shall be applied retroactively and all changes to elections (including suspensions of contributions) shall become effective as soon as administratively feasible after the date elected by the participant.

4.6 Automatic Suspension of and Limitation on Contributions. The provisions of the plan requiring the contribution of employee tax deferred contributions under a tax deferral election, permitting a participant to make employee after-tax contributions or requiring an employer to make employer matched contributions or employer profit sharing contributions on behalf a participant shall be without effect as to:

(a) any period during which the participant fails to meet the requirements of paragraph 2.1(2); and

(b) the amount of any contributions otherwise payable to the plan on behalf of a participant that could not be credited to that participant's account because of the provisions of Section 8.

4.7 Rollover Contributions. Subject to the following provisions of this subsection 4.7, an employee who satisfies the requirements of subsection 2.1 (other than the age and service requirements)and any participant who is actively employed by an employer or an affiliate may, with the consent of the committee, make a rollover contribution (as defined below) to the trustees. The term "rollover contribution" means:

(a) a cash contribution to the plan by the participant of amounts distributed from a qualified plan described in section 401(a) of the code (or distributed from an individual retirement account and constituting a "rollover contribution" as described in section 408(e)(3) of the code) and made within 60 days of receipt of such amount; or

(b)        a cash payment to the plan by another qualified plan described in section 401(a) of the code as a direct rollover (as contemplated by section 401(a)(31) of the code) on behalf of and at the direction of the participant,

provided such distributed or directly rolled over amounts are permitted to be rolled over to a qualified plan under the applicable provisions of the code as then in effect. The committee may request from the participant such documents as it considers necessary or desirable to establish that the participant's rollover contribution satisfies the foregoing requirements.

4.8 Limitations on Contributions. In no event will an employer's employee tax deferred contributions, employer profit sharing contributions and employer matched contributions under the plan for any plan year exceed an amount equal to the lesser of (a) the maximum amount deductible on account thereof by the employer for that plan year as an expense for federal income tax purposes, after taking into account amounts contributed in accordance with subsection 10.4, or
(b) the amount that, together with any forfeitures arising under the plan during the year which are attributable to that employer's contributions, can be credited for that plan year in accordance with Section 8.

4.9 Reduction for Forfeitures. Forfeitures arising under the plan which are attributable to prior contributions by an employer shall be considered contributions to the plan by that employer and shall be applied to reduce the amount of contributions otherwise required by that employer under this Section 4.

4.10 Eligible Compensation. For purposes of the plan, a participant's "eligible compensation" for any period means the total cash remuneration paid to him by the employers for services rendered to them as an employee, excluding bonuses, incentive payments, the amount of any allowance or reimbursement for automobile or other expenses and, for periods prior to April 1, 1995, the amount of any cash benefit under the FLEX plan and determined without regard to reductions made in accordance with the provisions of subsection 4.1 or reductions made pursuant to section 125 of the code, including under any tax exempt premium plan in which the employee participates. Notwithstanding the foregoing, the eligible compensation of any participant for any plan year shall be disregarded to the extent that it exceeds $170,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations on account of a short plan year and, for plan years beginning prior to January 1, 1997, the family aggregation provisions of section 414(q)(6) of the code, for which purpose the term "family" shall include only an affected employee's spouse and lineal descendants who have not attained the age of 19 years before the close of the plan year.

4.11 Payment of Contributions. For periods on and after January 1, 1998, the employee tax deferred contributions and employee after-tax contributions with respect to any participant shall be paid to the trustees by the employers on the earliest date on which such contributions can reasonably be segregated from the employers' general assets, which date shall be no later than the 15th business day of the month following the month (a) in which such amounts are received by the employer (in the case of amounts paid to an employer by a participant), or
(b) such amounts would otherwise have been payable to the participant (in the case of amounts withheld by an employer from a participant's wages), or, in either case, such other date permitted by law. Each employer's employer matched contributions and employer profit sharing contributions under the plan for any plan year shall be paid to the trustees, without interest, no later than the time prescribed by law for filing the employer's federal income tax return, including any extensions thereof.

SECTION 5.

                             Participants' Accounts

The committee will maintain the following accounts, which accounts shall be adjusted from time to time as required by subsection 7.1:

(a) An "employee tax deferred contribution account" in the name of each participant for whom employee tax deferred contributions were made under the plan, which account will reflect the amount of the employee tax deferred contributions made by the employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto.

(b) An "employer contribution account" in the name of each participant for whom employer matched contributions were made under the plan (or for whom employer profit sharing contributions were made under the plan for plan years prior to January 1, 1997), which account will reflect the amount, if any, held in the participant's employer contribution account immediately prior to the effective date and the amount of employer matched contributions made on his behalf under the plan, and the income, losses, appreciation and depreciation attributable thereto.

(c) An "employee after-tax contribution account" in the name of each participant who has made employee after-tax contributions under the plan, which account will reflect the amount of the employee after-tax contributions made by the participant in accordance with the plan, and the income, losses, appreciation and depreciation attributable thereto.

(d) A "rollover contribution account" in the name of each participant who has made a rollover contribution under the plan, which account will reflect the amount of rollover contributions made by the participant in accordance with the terms of the plan, and the income, losses, appreciation and depreciation attributable thereto.

(e) An "employer profit sharing contribution account" in the name of each participant, which account will reflect the amount, if any, of the employer profit sharing contributions made on his behalf, and the income, losses, appreciation and depreciation attributable thereto.

Reference to a participant's "accounts" means his employee tax deferred contribution account, if any, employer contribution account, if any, employee after-tax contribution account, if any, rollover account, if any, and employer profit sharing contribution account, if any. Reference to the "balance" in any account maintained in the name of a participant means the aggregate of the balances in the investment funds (as described in subsection 6.1) established for the investment of that account.

SECTION 6.

                        The Trust Fund, Investment Funds
                            and Investment Elections

6.1 The Investment Funds. The committee may, from time to time, establish one or more "investment funds" under the trust for the investment of participants' accounts, which investment funds shall include the following: a loan fund (which shall consist only of promissory notes evidencing loans to participants in accordance with subsection 11.8), a Nicor Stock Fund (which will be invested primarily in Nicor stock) and, for periods after December 1, 2000, the Vanguard Retirement Savings Trust (which shall be invested primarily in the Stated Return Fund (or such other fund as may be designated from time to time by the committee)). The committee may, at any time and from time to time, add additional investment funds for the investment of participants' accounts or may discontinue any one or more investment funds, or both, as it determines to be appropriate in its sole discretion, and may prescribe such rules as it deems appropriate for the orderly transfer of amounts invested in a discontinued investment fund to any one or more other funds then maintained under the plan. Pending more permanent investment of available funds, the trustees may retain any reasonable portion of an investment fund in cash, short-term government obligations or commercial paper. Amounts held in the investment funds available under the plan immediately prior to December 1, 2000 shall be transferred to the investment funds available under the plan on and after December 1, 2000 in accordance with uniform and nondiscriminatory rules.

6.2 Investment Elections. Contributions made with respect to any participant shall be invested in accordance with the following provisions of this subsection 6.2:

(a) Each participant may prospectively specify separately the percentages (in multiples of 1 percent (5 percent for periods prior to December 1, 2000) or such other amount specified from time to time by the committee) of his tax deferred contributions, employee non-tax deferred contributions, rollover contributions and, if no tax deferred contributions or employee non-tax deferred contributions are made by him or on his behalf, employer profit sharing contributions, that are to be invested in each of the investment funds (other than the loan fund); provided, however, that in no event may employer profit sharing contributions initially be invested in the Nicor Stock Fund.

(b) A participant may prospectively change his investment direction effective as of the first day of any pay period (or, for periods prior to December 1, 2000, the first day of any calendar month and no more than four times during any 12 month period with respect to each type of contribution) or such other dates permitted by the committee.

(1) A participant's employer matched contributions and, for periods prior to April 1, 1995, tax deferred FLEX contributions shall be invested in the investment funds in the same proportions as his tax deferred contributions; provided, however, that if no tax deferred contributions are made on behalf of a participant or if no election with respect to a participant's tax deferred contributions is on file with the committee, employer matched contributions and, for periods prior to April 1, 1995, tax deferred FLEX contributions shall be invested in the investment funds in the same proportions as his employee non-tax deferred contributions.

(2) A participant's lump sum contributions and rollover contributions shall be invested in the investment funds as directed by the participant at the time of contribution.

(3) A participant's employer profit sharing contributions shall be invested in each investment fund in the non-ESOP portion of the plan, pro rata, in the ratio that the percentage of the participant's tax deferred contributions which are invested in such fund bear to the total percentage of the participant's tax deferred contributions which are invested in the non-ESOP portion of the plan or, if no tax deferred contributions are made on behalf of a participant or if no election with respect to a participant's tax deferred contributions is on file with the committee, in the ratio that the percentage of the participant's employee non-tax deferred contributions which are invested in such fund bear to the total percentage of the participant's employee non-tax deferred contributions which are invested in the non-ESOP portion of the plan.

(4) During any period for which no direction as to the investment of a participant's contributions is on file with the committee, contributions by him or on his behalf under the plan will be invested in the Vanguard Retirement Savings Trust.

(5) Any amount held in a suspense account (as described in subsection 8.7) shall be invested in the Vanguard Retirement Savings Trust.

Elections pursuant to this subsection 6.2 shall be made in accordance with uniform and nondiscriminatory rules established from time to time by the committee.

6.3 Transfers Among Investment Funds. A participant may direct the portions of his account (either in whole percentages or dollar amounts) that are to be invested in each of the investment funds. Any direction pursuant to this subsection 6.3 shall be made in accordance with uniform and nondiscriminatory rules established from time to time by the committee (and, for periods prior to December 1, 2000, a participant may not direct transfers among the investment funds more frequently than four times in any 12 month period and may only direct transfers in multiples of 5 percent).

SECTION 7.

                                 Plan Accounting

7.1 Adjustment of Investment Funds. For periods on and after December 1, 2000, the value of any property held under or distributed from the plan as of any date shall be the fair market value (as determined by the trustees) of the property on that date, or as of the most recent prior date on which it was valued by the trustees. The trustees shall value property held under the plan in accordance with rules established by it provided that all property under the plan on the last day of each plan year shall be valued by the trustees as of that date. For periods prior to December 1, 2000, participants' accounts shall be adjusted as of each accounting date in accordance with the provisions of the plan as in effect immediately prior to December 1, 2000.

7.2 Deduction, Crediting and Allocation of Contributions. For periods on and after December 1, 2000 and subject to the provisions of Section 8:

(a) Employee tax deferred contributions, employee after-tax contributions and rollover contributions on behalf of a participant for any period shall be credited to that participant's appropriate accounts as of the day on which such contributions are made.

(b) The amount of the employer matched contributions that are made on behalf of a participant shall be credited to that participant's employer matched contribution account as of the day on which the contributions are made.

(c) As of the last day of each plan year the employer profit sharing contributions of each employer for that plan year shall be allocated among and credited to the employer profit sharing accounts of participants who are entitled to share in the employer profit sharing contribution for that year (as determined under subsection 4.4). The employer profit sharing contribution allocated to a participant's account shall be equal to the fixed dollar amount specified by the employer for the year or, if the employer does make a fixed contribution on behalf of each participant, shall be allocated pro rata based on the amount of the eligible compensation payable to the participant for that year.

For purposes of this Section 7, all employer contributions for any plan year which are made after the close of the plan year will be considered to have been made on the last day of that plan year regardless of when paid to the trustees; provided, however, that in no event shall any contributions share in trust earnings until actually credited to a participant's accounts. Contributions made prior to December 1, 2000 shall be allocated and credited to participants' accounts in accordance with the terms of the plan as in effect immediately prior to December 1, 2000.

7.3 Statement of Plan Interest. As soon as practicable after the last day of each plan year, and at such other times as the committee may deem appropriate, the committee shall provide each participant with a statement reflecting the balances of his accounts.

SECTION 8.

           Limitations on Contributions and Allocations

8.1 Reduction of Contribution Rates. To conform the operation of the plan to the requirements of sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c)
of the code, the committee may unilaterally modify or revoke any tax deferral election made by any person, may limit the amount of contributions that may be made by or on behalf of any participant pursuant to Section 4 or may reduce
(to zero if necessary) the level of employer matched contributions or employer profit sharing contributions to be made on behalf of any participant under the plan.

8.2 Compensation for Limitation/Testing Purposes. For purposes of this Section 8, the term "section 415 compensation" shall mean with respect to any employee or participant for any plan year beginning on or after January 1, 2000, the sum of:

(a) the section 415 compensation (as described in section 415(c)(3) of the code and applicable regulations) paid during that year for personal services actually rendered in the course of employment with any employer or any section 415 affiliate(as defined in subsection 8.3); plus

(b) any elective contributions made on the participant's behalf for the year under the plan or any plan maintained by an employer or affiliate, which contributions are excludable from the participant's gross income by reason of section 125 or 402(e)(3) and, for plan years beginning on or after January 1, 2001, section 132(f) of the code.

Notwithstanding the foregoing provisions of this subsection 8.2, "section 415 compensation" for any plan year shall be disregarded to the extent that it exceeds $170,000 (adjusted in accordance with section 401(a)(17) of the code), taking into account any proration of such amount as may be required under applicable Treasury regulations where section 415 compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the plan) and, for periods prior to January 1, 1997, any proration of such amount which is required in situations where "family members" (as defined in sections 401(a)(17) and 414(q)(6) of the code) and their section 415 compensation must be aggregated.

8.3 Limitations on Annual Additions. Notwithstanding any other provision of the plan, other than the provisions of this Section 8, for plan years beginning on or after January 1, 1995, a participant's annual additions (as defined below) for any plan year shall not exceed an amount equal to the lesser of:

(a) $30,000 (as adjusted for each plan year to take into account any applicable cost-of-living adjustment for that year provided by the Secretary of the Treasury under section 415(d) of the code); or

(b) 25 percent of the section 415 compensation paid to the participant in that plan year (determined without regard to the limitations of section 401(a)(17) of the code) and, for plan years beginning prior to January 1, 1998, without regard to the provisions of paragraph 8.2(b).

The limitations set forth under paragraphs (a) and (b) shall be adjusted to the extent required by subsection 8.4. The term "annual additions" means, with respect to any participant for any plan year, the sum of the following amounts, determined without regard to whether any such amounts (or portions thereof) are subsequently distributed to the participant in accordance with the provisions of subsection 8.9, 8.11, 8.13 or 8.14:

(1) employer contributions and forfeitures (including employee tax deferred contributions, which are considered to be employer contributions) credited to the participant's accounts for that plan year under this plan and each related defined contribution plan (as defined below);

(2) employee contributions (other than rollover contributions) credited to the participant's accounts under this plan and each related defined contribution plan for that plan year; and

(3) employer contributions allocated to any individual medical account (as described in section 415(l) of the code) which is maintained for the benefit of the participant under a related defined benefit plan (as defined below) and, if the participant is a key employee (as defined in Supplement A), any amount allocated to a related medical account (as defined below) maintained for the participant; provided, however, that the amounts described in this paragraph (3) shall be disregarded for purposes of the limitation set forth in paragraph (b) next above.

For purposes of the plan: (i) the term "related medical account" means any account maintained by any employer or section 415 affiliate under section 419A(d) of the code to fund retiree medical benefits; (ii) the term "section 415 affiliate" means any corporation or trade or business that is, along with any employer, a member of a controlled group of corporations or controlled group of trades or businesses (as described in sections 414(b) and (c) of the code, as modified by section 415(h) thereof); and (iii) the term "related defined contribution plan" and "related defined benefit plan" mean any other defined contribution plan and any defined benefit plan (both as defined in section 415(k) of the code), respectively, maintained by any employer or section 415 affiliate.

8.4 Adjustment For Related Defined Contribution Plans. During any plan year in which a participant is also a participant in any related defined contribution plan, the maximum annual additions attributable to employer contributions and forfeitures which could otherwise be credited to his accounts for the year under this plan in accordance with subsection 8.3 shall be reduced to a proportionate amount thereof determined by the ratio of the amount of employer contributions which would otherwise be credited to his accounts under this plan for the year to the total amount of employer contributions which would otherwise be credited to his accounts under this plan and all such related defined contribution plans for the year.

8.5 Combined Plan Limitation. If a participant also participates in any related defined benefit plan, a defined contribution plan fraction and a defined benefit plan fraction shall be determined with respect to the participant in a manner consistent with the provisions of section 415(e) of the code and the regulations thereunder. To the extent that the sum of such fractions determined with respect to the participant exceed 1.0, the participant's benefits under the related defined benefit plan shall be reduced to the extent necessary so that the sum of such fractions does not exceed 1.0. The provisions of this subsection 8.5 shall not apply to periods after December 31, 1999.

8.6 Reduction of Contributions. In the event that a participant's annual additions for any plan year would otherwise exceed the limitations imposed by subsection 8.3, as modified by subsection 8.4, the amount of contributions which would otherwise be credited to his accounts for that year shall be reduced to the extent necessary to comply with such limitations in the following order:

(a)        first, lump sum contributions shall be reduced;

(b) next, employee non-tax deferred contributions that would not otherwise result in employer matched contributions being made shall be reduced;

(c) next, tax deferred contributions that would not otherwise result in employer matched contributions being made shall be reduced;

(d) next, employee non-tax deferred contributions and employer matched contributions to the extent attributable to those employee non-tax deferred contributions shall be reduced;

(e) next, tax deferred contributions and employer matched contributions to the extent attributable to those tax deferred contributions shall be reduced; and

(f)        finally, employer profit sharing contributions shall be reduced.

The amount of any reduction made pursuant to this subsection 8.6 shall not be considered an annual addition under the plan.

8.7 Disposition of Excess Annual Additions. If, as a result of a reasonable error in estimating a participant's compensation, a reasonable error in determining the amount of elective deferrals (as defined in section 402(g)(3) of the code) or as a result of such other circumstances as the Commissioner of Internal Revenue may determine, a participant's annual additions for a plan year would exceed the limitations set forth in subsection 8.3, as modified by subsection 8.4:

(a) The amount of the employee after-tax contributions made by a participant that may not be credited to his accounts because of the foregoing provisions of this Section 8, together with earnings thereon, shall be returned to the participant as soon as practicable. Contributions which are to be returned pursuant to this paragraph (a) shall be returned in the following order: (i) employee after-tax contributions for which no employer matched contributions were made, and (ii) employee after-tax contributions for which employer matched contributions were made. Lump sum contributions shall be returned before any non-employee tax deferred contributions.

(b) The amount of employee tax deferred contributions made on behalf of a participant which may not be credited to the participant's accounts because of the foregoing provisions of this Section 8, together with earnings thereon, will be returned to the participant as soon as practicable. Contributions which are to be returned pursuant to this paragraph (b) shall be returned in the following order: (i) employee tax deferred contributions for which no employer matched contributions were made, and (ii) employee tax deferred contributions for which employer matched contributions were made.

(c) The amount of any employer matched contributions, employer profit sharing contributions and forfeitures attributable to an employer (as described in subsection 10.17) that may not be credited to participants' accounts for any plan year because of the foregoing provisions of this Section 8 shall be credited to a suspense account in accordance with Treas. Reg. Section 1.415-6(b)(6)(iii).

Amounts returned to a participant or credited to a suspense account in accordance with this subsection 8.7 shall not be considered an annual addition for purposes of the plan. If any employee after-tax contributions or employee tax deferred contributions are returned to a participant pursuant to this subsection 8.7, the amount of any employer matched contributions attributable to such returned contributions shall be forfeited and shall be treated in the same manner as any other forfeiture under the plan.

8.8 Allocation Among Employers. If the amount of employer contributions otherwise allocable to a participant in any plan year would exceed the limitations imposed by the provisions of subsection 8.3, as modified by subsection 8.4, and the participant is employed by more than one employer during that year, the amount of each employer's contributions and forfeitures attributable to the prior contributions of that employer which would otherwise be allocated and credited to the participant's accounts will be reduced (in accordance with subsection 8.6) by an amount determined by multiplying such excess amount by a fraction, the numerator of which is the sum of the employer's contributions and forfeitures attributable to the prior contributions of that employer otherwise allocable to the participant for that year, and the denominator of which is the sum of the contributions of all employers and forfeitures attributable to the prior contributions of all employers otherwise allocable to the participant for that year.

8.9 Limitations Under Code Section 402(g). In no event shall the employee tax deferred contributions made with respect to a participant for any taxable year under the plan (together with any elective deferrals, as defined in section 402(g)(3) of the code, made with respect to the participant for that year under any other plan maintained by an employer or affiliate) exceed $10,500 or such other amount as may be permitted for that year under section 402(g) of the code. If, during any taxable year, a participant is also a participant in another cash or deferred arrangement and his elective deferrals under such other arrangement, together with his employee tax deferred contributions, exceed the maximum amount permitted for that year under section 402(g) of the code, the participant, not later than March 1 following the close of such taxable year, may request the committee to distribute all or a portion of such excess to him, with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.402(g)-1(d)(5) using the safe harbor method for determining the allocable income for the period between the end of the taxable year and the date of distribution), and such distribution shall be made not later than April 15th following the close of such taxable year. The committee may demand adequate proof of the existence of such excess. In addition, if the applicable limitation for a plan year happens to be exceeded with respect to this plan alone, or this plan and another plan or plans of the employers and affiliates, the committee shall direct such excess employee tax deferred contributions (with allocable gains or losses) to be distributed to the participant as soon as practicable after the committee is notified of the excess deferrals by the company, an employer or the participant, or otherwise discovers the error (but not later than the April 15 following the close of the participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.9, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any employee tax deferred contributions previously distributed to the same participant pursuant to subsection 8.11; provided, however, that for purposes of subsections 8.3 and 8.10, the correction under this subsection 8.9 shall be deemed to have occurred before the correction under subsection 8.11. Amounts distributed in accordance with this subsection 8.9 shall not be treated as annual additions for purposes of subsection 8.3.

8.10 Code Section 401(k)(3) Testing. For any plan year beginning after December 31, 1996, the difference between (i) the average of the deferral percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the "highly compensated group deferral percentage"), and (ii) the average of the deferral percentages for the immediately preceding plan year of each eligible employee who was not highly compensated for such preceding plan year (referred to hereinafter as the "non-highly compensated group deferral percentage") shall satisfy one of the tests set forth in section 401(k)(3)(A)(ii) of the code. The "deferral percentage" for any eligible employee for a plan year shall be determined by dividing the amount of the employee tax deferred contributions made with respect to the participant for such year by his section 415 compensation for the year, subject to the following special rules:

(a) the deferral percentage of an eligible employee who makes no employee tax deferred contributions for the year shall be counted as zero;

(b) the deferral percentage for any eligible employee who is highly compensated and who is eligible to make elective deferrals under one or more other plans maintained by an employer or affiliate for a plan year of such other plan that ends with or within the same calendar year as the plan year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all such elective deferrals were made on his behalf under the plan;

(c) excess employee tax deferred contributions distributed to a participant under subsection 8.9 shall be counted in determining such participant's deferral percentage except in the case of a distribution to a non-highly compensated participant required to comply with section 401(a)(30) of the code; and

(d) in the event that this plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.10 shall be applied as if all such plans were a single plan.

Application of this subsection 8.10 shall be consistent with the provisions of section 401(k)(3) of the code and the regulations thereunder. The provisions of this subsection 8.10 shall be deemed to be satisfied for any plan year beginning on or after January 1, 1999 if the requirements of section 401(k)(12) of the code are satisfied.

8.11 Correction of Section 401(k) Excess. In the event that the highly compensated group deferral percentage for any plan year beginning after December 31, 1996 does not initially satisfy one of the tests referred to in subsection 8.10, the committee shall direct the trustee to distribute the excess contributions (as described below), together with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.401(k)-1(f)(4)(ii) using the safe harbor method described therein for determining the allocable income for the period between the end of the plan year and the date of distribution), to the appropriate highly compensated participants in accordance with the following provisions of this subsection 8.11.

(a) The excess contributions shall be determined on an aggregate basis such that, after reduction of contributions to highly compensated employees in accordance with this subsection 8.11, the highly compensated group deferral percentage for the plan year satisfies one of the tests referred to in subsection 8.10.

(b) The excess contributions to be distributed with respect to any highly compensated employee for any plan year shall be determined using a leveling method under which the amount of the elective deferrals of each highly compensated participant is reduced, in a series in the order of the amount of their respective elective deferrals beginning with the highest, to the extent necessary to cause the amount of the highly compensated participant's elective deferrals to equal the amount of the elective deferrals of the highly compensated participant with the next highest amount of elective deferrals or, if less, to cause the highly compensated group deferral percentage to satisfy one of the tests referred to in subsection 8.10.

(c) The amount of excess contributions to be distributed with respect to any participant pursuant to this subsection 8.11 for any plan year shall be reduced by the amount of any employee tax deferred contributions previously distributed to the participant for such plan year pursuant to subsection 8.9.

The committee shall make any distributions required by this subsection 8.11 after the close of the plan year for which the excess contributions were made and no later than the close of the plan year following the plan year for which the excess contributions were made. The provisions of this subsection 8.11 shall not apply to any plan year beginning on or after January 1, 1999 for which the requirements of section 401(k)(12) of the code are satisfied.

8.12 Code Section 401(m)(2) Testing. For any plan year beginning after December 31, 1996, the difference between (i) the average of the contribution percentages (as defined below) of each eligible employee who is highly compensated for the plan year (referred to hereinafter as the "highly compensated group contribution percentage"), and (ii) the average of the contribution percentages for the immediately preceding plan year of each eligible employee who was not highly compensated for such preceding plan year (referred to hereinafter as the "non-highly compensated group contribution percentage") shall satisfy one of the tests set forth in section 401(m)(2)(A) of the code. The "contribution percentage" for any eligible employee for a plan year shall be determined by dividing the sum of his employee after-tax contributions and the employer matched contributions made for him for the year by his section 415 compensation for the year, subject to the following special rules:

(a) the contribution percentage of each eligible employee with respect to whom no employee after-tax contributions and employer matched contributions are made for the year shall be counted as zero;

(b) the contribution percentage for any eligible employee who is highly compensated and who is eligible to participate in one or more other qualified plans maintained by an employer or affiliate under which employee after-tax contributions or matching contributions may be made by or for him shall be determined as if all such contributions were made by or for him under the plan;
           and

(c) in the event that this plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the code only if aggregated with one or more other plans having the same plan year, or if one or more other plans having the same plan year as this plan satisfy the requirements of such sections of the code only if aggregated with this plan, then this subsection 8.12 shall be applied as if all such plans were a single plan.

Application of the provisions of this subsection 8.12 shall be consistent with the provisions of section 401(m) of the code and the regulations thereunder. The provisions of this subsection

8.12 shall be deemed to be satisfied with respect to employer matched contributions (and such contributions shall not be taken into account for purposes of applying the foregoing provisions of this subsection 8.12) for any plan year beginning on or after January 1, 1999 if the requirements of section 401(m)(11) of the code are satisfied.

8.13 Correction of Section 401(m) Excess. In the event that the highly compensated group contribution percentage for any plan year beginning after December 31, 1996 does not initially satisfy one of the tests referred to in subsection 8.12, the committee shall distribute the excess aggregate contributions (as described below), together with the income allocable thereto (determined in accordance with Treas. Reg. Section 1.401(m)-1(e)(3)(ii) using the safe harbor method described therein for determining the allocable income for the period between the close of the plan year and the date of distribution), to the appropriate highly compensated participants in accordance with the following provisions of this subsection 8.13.

(a) The excess aggregate contributions shall be determined on an aggregate basis for the plan such that, after reduction of excess aggregate contributions to highly compensated employees in accordance with this subsection 8.13, the highly compensated group contribution percentage for the plan year satisfies one of the tests referred to in subsection 8.12.

(b) The excess aggregate contributions to be distributed with respect to any highly compensated employee for any plan year shall be determined using a leveling method under which the amount of the employee after-tax contributions and employer matched contributions for each highly compensated participant are reduced, in a series in the order of the amount of the sum of their respective employee after-tax contributions and employer matched contributions, beginning with the participant with the highest contributions, to the extent necessary to cause the amount of the highly compensated participant's employee after-tax contributions and employer matched contributions to equal the sum of the employee after-tax contributions and employer matched contributions of the highly compensated participant with the next highest amount of employee after-tax contributions and employer matched contributions, or, if less, to cause the highly compensated group contribution percentage to satisfy one of the tests referred to in subsection 8.12.

(c) Any distribution required by this subsection 8.13 shall be made first from employee after-tax contributions for which no employer matched contribution has been made and then, if necessary, from a proportionate share of employee after-tax contributions and the employer matched contributions attributable thereto.

(d) Notwithstanding the foregoing provisions of this subsection 8.13, any excess aggregate contributions that are attributable to employer matched contributions (and the income allocable thereto) which are not vested in accordance with Section 9 on the last day of the plan year for which such contributions were made shall be forfeited and treated in the same manner as any other forfeiture under the plan.

The committee shall make any distribution (or forfeiture) required by this subsection 8.13 after the close of the plan year for which the excess aggregate contributions were made and no later than the close of the plan year following the plan year for which such excess aggregate contributions were made. The provisions of this subsection 8.13 shall be deemed to be satisfied with respect to employer matched contributions (and such contributions shall not be taken into account for purposes of applying the foregoing provisions of this subsection 8.13) for any plan year beginning on or after January 1, 1999 if the requirements of section 401(m)(11) of the code are satisfied.

8.14 Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 8, if the 1.25 factor in sections 401(k)(3)(A)(ii) and 401(m)(2)(A) of the code are both exceeded for a plan year, the sum of the highly compensated group deferral percentage and the highly compensated group contribution percentage may not exceed the aggregate limit (as defined in Treas. Reg. Section 1.401(m)-2(b)(3). If the aggregate limit is exceeded, the leveling method of correction prescribed in subsection 8.13 shall be continued until the limitation set forth in this subsection 8.14 is satisfied.

8.15 Highly Compensated Employee. An employee shall be "highly compensated" for any plan year beginning after December 31, 1996 if:

(a) he was, at any time during the plan year or the preceding plan year, a 5-percent owner (as defined in Supplement A) of an employer or an affiliate; or

(b) during the preceding plan year, he received section 415 compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the code as provided in section 414(q) of the code).

A former employee of the company or any affiliate who was a highly compensated employee when he separated from service with all affiliates or at any time after attaining age 55 shall be treated as a highly compensated employee to the extent required under section 414(q) of the code.

8.16 Separate Testing of ESOP and Non-ESOP Portion of the Plan. Notwithstanding the foregoing provisions of this Section 8, contributions to the ESOP and contributions to the non-ESOP portion of the plan, respectively, for any plan year, shall be tested separately including, but not limited to, for purposes of subsections 8.10 (relating to section 401(k)(3) testing), 8.12 (relating to section 401(m)(2) testing) and subsection 8.14 (relating to multiple use of the alternative limitation), and, to the extent applicable, any excess contributions shall be corrected separately, including, but not limited to, subject to the following:

(a) An employee tax deferred contribution, employee after-tax contribution or an employer matched contribution to the plan for any plan year shall be considered to be a contribution to the ESOP for that year if, pursuant to subsection 6.2, it is initially invested in the Nicor Stock Fund, even if such contribution is subsequently transferred to another investment fund during or after that plan year pursuant to subsection 6.3.

(b) An employee tax deferred contribution, employee after-tax contribution or an employer matched contribution to the plan for any plan year shall be considered to be a contribution to the non-ESOP portion of the plan for that year if, pursuant to subsection 6.2, it is initially invested in an investment fund other than the Nicor Stock Fund, even if it is subsequently transferred to the Nicor Stock Fund during or after that plan year pursuant to subsection 6.3.

(c) For purposes of section 410(b) and 401(a)(4) of the code, the employer profit sharing contribution to the plan for any plan year shall be considered to be a contribution to the non-ESOP portion of the plan for that year, even if it is subsequently transferred to the ESOP pursuant to an election described in subsection 6.3.

(d) Amounts which, subsequent to their initial contribution and investment, are transferred among the investment funds pursuant to an election described in subsection 6.3 shall not be treated as a contribution to the ESOP or the non-ESOP portion of the plan for purposes of this Section 8 or section 410(b) or 401(a)(4) of the code.

(e) A separate deferral percentage and a separate contribution percentage shall be determined for each eligible employee with respect to each of the ESOP and the non-ESOP portion of the plan. For this purpose, an employee who is eligible to contribute to the plan at any time during a plan year shall be considered to be an eligible employee with respect to both the ESOP and the non-ESOP portion of the plan for that plan year, regardless of whether the participant actually elects to make a contribution.

(f) In the event that the highly compensated group deferral percentage, the highly compensated group contribution percentage or the alternative limitation, each determined separately with respect to the ESOP and the non-ESOP portion of the plan, exceed the limitations of subsection 8.10, 8.12, or 8.14, respectively, distributions required to correct any such excess with respect to the ESOP shall be made first from the applicable fund accounts of the participant that, at the time of the corrective distribution, are invested in the Nicor Stock Fund, and then, to the extent necessary to satisfy any required correction, shall be made, pro rata, from the applicable fund accounts of the participant other than those invested in the Nicor Stock Fund or the loan fund. To the extent that any such excess contributions occur with respect to the non-ESOP portion of the plan, distributions required to correct such excess shall be made first from the applicable fund accounts (other than those invested in the Nicor Stock Fund or the loan fund) in which the participant's accounts are invested at the time of the corrective distribution, pro rata, and then, if necessary to satisfy any such required correction, from the applicable fund accounts of the participant that are invested in the Nicor Stock Fund.

(g) In the event that a correction is required under subsections 8.7 (relating to excess annual additions) or 8.9 (correction of excess deferrals), any such corrective distribution shall be made, pro rata, from the investment funds (other than the loan fund) in which the applicable account is invested at the time of such corrective distribution.

(h) For purposes of determining whether the requirements of subsections 401(k)(12) or 401(m)(11) of the code are satisfied, employer matched contributions made with respect to the ESOP and the non-ESOP portion of the plan shall be aggregated and treated as provided under the same plan.

SECTION 9.

                                Termination Dates

A participant's "termination date" will be the date on which his employment with the employers and the affiliates is terminated because of the first to occur of the following events:

(a) Normal and Late Retirement. The participant retires or is retired from the employ of the employers and affiliates on or after the date on which he attains age 65 years.

(b) Early Retirement. The participant retires or is retired from the employ of the employers and the affiliates prior to attainment of age 65 years but after he has either:

           (i) attained age 60 years and completed at least 15 years of service; or
           (ii)attained age 55 years and completed at least 20 years of service.

(c)        Death. The participant's death.

(d) Disability Retirement. The participant is retired from the employ of the employers and affiliates at any age prior to the attainment of age 65 years because of total and permanent disability. A participant will be considered totally and permanently disabled for purposes of the plan if, on account of physical or mental disability, he is no longer capable of performing the duties assigned to him by his employer and, in the opinion of a qualified physician selected by the employer, such disability is likely to be permanent and continuous during the remainder of the participant's lifetime.

(e) Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and affiliates before retirement in accordance with paragraph (a), (b) or (d) next above but after completing at least 5 years of service.

(f) Non-Vested Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employers and affiliates before retirement in accordance with paragraph (a), (b) or (d) next above and prior to completing at least 5 years of service.

Notwithstanding the foregoing provisions of this Section 9, a participant shall at all times have a nonforfeitable interest in his employee tax deferred contribution account, employee after-tax account and rollover account, regardless of his age or the number of his years of service.

SECTION 10.

                          Distributions on Termination

10.1 Distributions Prior to December 1, 2000. Except as otherwise specifically provided herein, the provisions of this Section 10 apply to distributions commencing on or after December 1, 2000. Distributions commencing prior to December 1, 2000 shall be made in accordance with the terms of the plan in effect immediately prior to December 1, 2000.

10.2 Fully Vested Benefits. Subject to the following provisions of this Section 10, if a participant's termination date occurs under paragraph 9(a), 9(b), 9(c), 9(d) or 9(e),the balances in his accounts as at his distribution date (as defined below), determined after all adjustments then required under the plan have been made (including adjustments for any outstanding loan balances), will be distributed, in one of the methods described in subsection 10.5 to or for the benefit of the participant, or in the event of his death, to or for the benefit of his beneficiary determined in accordance with the provisions of subsection
10.15. For purposes of this subsection and the following provisions of the plan, the term "distribution date" means the date as of which distribution of a participant's benefits commences in accordance with the provisions of subsection 10.8.

10.3 Benefits on Non-Vested Resignation or Dismissal. Subject to the following provisions of this Section 10, if a participant's termination date occurs under paragraph 9(f), his account balances shall be treated as follows:

(a) The balances in his employee tax deferred account, employee after-tax account and rollover account at his distribution date (after all adjustments then required under the plan have been made, including adjustments for any loan balances), will be distributed, in one of the methods described in subsection 10.5, to him or for his benefit, or, in the event of his death after his termination date and prior to his distribution date, to or for the benefit of his beneficiary, as soon as practicable after his distribution date.

(b) The balance in his employer profit sharing account and employer matched contribution account (collectively, his "employer accounts") shall be forfeited in accordance with the following:

           (i) if the participant receives a distribution (or deemed distribution as described below) of his vested account balances coincident with or after his termination date and prior to the date on which he incurs five consecutive one year breaks in service, then, as of the accounting date coincident with or next following the date on which the vested portion of his accounts are distributed to him, his entire balance in his employer accounts (as adjusted through such accounting date in accordance with the provisions of subsection 7.1) will be forfeited; and


            (ii) if the participant has not received a distribution (or deemed distribution as described below) of his vested account balances as of the date on which he incurs five consecutive one year breaks in service, the balance in his employer accounts (as adjusted in accordance with the terms of the plan through the date on which he incurs five consecutive one year breaks in service) will be forfeited as of the date on which he incurs such five consecutive one year breaks in service.

      For purposes of this paragraph (b), if the value of the vested portion of the participant's accounts is zero, the participant shall be deemed to have received a distribution of the vested portion.

10.4 Restoration of Forfeitures. If a participant who terminated on a termination date described in paragraph 9(e) and with respect to whom a forfeiture occurred pursuant to paragraph 10.3(b) due to the distribution of the vested portion of the participant's accounts, including any deemed distribution, and the participant returns to the employ of an employer or affiliate prior to incurring five consecutive one year breaks in service, the amount that was forfeited in accordance with paragraph 10.3(b) (determined without adjustment for earnings and losses after the forfeiture occurred but including earnings and losses allocated to his accounts prior to the date of the forfeiture and that were included in the amount forfeited under paragraph 10.3(b)) will be contributed by the employers to the extent that those employers were previously credited with the forfeitures (regardless of whether such contributions would be deductible by the employer, or would be out of current or accumulated profits), will be credited to the participant's employer contribution account from which the forfeiture occurred as of the last day of the plan year in which he was reemployed, and will not be considered an annual addition. The contributions required of an employer for any year under the provisions of the preceding sentence shall be reduced by the amount of any forfeitures which, under subsection 10.17, are considered to be employer contributions required under this subsection 10.4. An employer's contribution to be made for any plan year under this subsection 10.4 will be due on the last day of that year and, if not paid by the end of that year, shall be payable to the trustee not later than the time prescribed by law for filing that employer's federal income tax return for that plan year (including any extensions thereof), without interest.

10.5 Manner of Payment. Subject to the provisions of this Section 10, a participant's accounts shall be distributed to or for the benefit of the participant, or in the event of his death, to or for the benefit of his beneficiary, by payment in a lump sum; provided, however that a participant (or, if applicable, his beneficiary) may elect distribution of the participant's account by one of the following methods:

(a)        By payment in a lump sum;

(b) By payment in a series of substantially equal annual, semi-annual, quarterly or monthly installments over a period not exceeding the payee's life expectancy; OR

(c) By purchase from an insurance company and distribution to him of an annuity contract, subject to the following:

           (i) Methods of payment shall be limited to: (1) a single life annuity (as defined in subsection 10.6); (2) a joint and survivor annuity (as defined in subsection 10.6); (3) a single life annuity with a refund feature; (4) a single life annuity with a 15 year period certain feature; or (5) a single life annuity with a 10 year period certain feature.

           (ii) Subject to the provisions of subparagraph (i) next above, an annuity benefit payable under this paragraph (b) may be of the fixed or variable type, under which annuity payments will commence as of the participant's distribution date. The premium paid to the insurer for an annuity will be charged to the participant's accounts when paid. The committee shall cause the annuity to be delivered to the person or persons entitled to payments under it in a nontransferable and noncommutable form.

          (iii) Payments under the annuity shall satisfy the requirements of section 401(a)(9) of the code and the regulations thereunder, including the incidental death benefit requirement.

If a participant dies after distribution of his accounts have commenced in the form described in paragraph (b) or (c) next above, the remaining portion of the participant's account balances shall be distributed to or for the benefit of his beneficiary in accordance with the distribution method in effect on the date of the participant's death.

10.6 Payment in and Waiver of Joint and Survivor Annuity Form and Single Life Annuity Form. If a participant elects to have his account balances paid in accordance with paragraph 10.5(c), his account balances shall be applied to purchase a contract from an insurance company providing for payment in the form of a joint and survivor annuity (as defined below) if the participant is legally married under the laws of any jurisdiction on his distribution date, and in the form of a single life annuity (as described below) if the participant is unmarried on his distribution date, subject to the following provisions of this subsection 10.6. During an "election period" commencing no less than 30 days after the participant receives the election information described in subsection
10.8 and no more than 90 days before the participant's distribution date, a participant may waive payment in the joint and survivor annuity form (or single life annuity form in the case of an unmarried participant) and elect payment in one of the other forms permitted by subsection 10.5. If a participant is legally married on his distribution date, then the waiver described in the preceding sentence will be effective only with spousal consent (as described in subsection 10.18). A participant may, at any time during his election period, revoke any prior waiver of the joint and survivor annuity form or single life annuity form, in which case his account balances shall be paid in the form of a joint and survivor annuity or a single life annuity, as applicable, in accordance with the foregoing provisions of this subsection 10.6. The term "joint and survivor annuity" means an annuity for the life of the participant with a survivor annuity for the life of his surviving spouse which is equal to 50 percent of the amount of the annuity payable during the joint lives of the participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the participant. The term "single life annuity" means an annuity payable for the payee's lifetime only.

10.7 Payment in Form of Pre-Retirement Surviving Spouse Annuity. If a participant dies after electing to have his account balances distributed in accordance with paragraph 10.5(c) but prior to his distribution date, and if such participant is legally married under the laws of any jurisdiction on the date of his death, the entire balance in his accounts shall be applied to purchase a contract from an insurance company providing for payment in the form of a pre-retirement surviving spouse annuity (as described below), which contract shall be distributed to the participant's surviving spouse. The term "pre-retirement surviving spouse annuity" means an annuity payable to the surviving spouse for life. Distribution of the contract providing for the pre-retirement surviving spouse annuity shall be made, and payment under such contract shall commence, as of the accounting date which is coincident with, or next following the later of the participant's termination date or the 65th anniversary date of the participant's birth; provided, however, that the surviving spouse may elect to receive the pre-retirement surviving spouse annuity contract, and to commence receipt of payments under such contract, within a reasonable time following the participant's death. A participant's surviving spouse who is eligible for a pre-retirement surviving spouse annuity in accordance with the foregoing provisions of this subsection 10.7 may waive payment in that form and elect payment in any form permitted by subsection 10.5 by filing an election with the committee after the participant's death.

10.8 Election Information. As soon as practicable after a participant elects to have his account balances paid to him in accordance with paragraph 10.5(c) (but in no event less than 30 days nor more than 90 days before the participant's distribution date), the committee will provide the participant with election information consisting of:

(a) a written description of the joint and survivor annuity or single life annuity, as the case may be, and the relative financial effect of payment of his account balances in the respective form;

(b) notification of the right to waive payment in that form and the spouse's right, if applicable, with respect to that waiver;

(c) a notification of the participant's right to rescind a prior revocation of distribution in the form of a joint and survivor annuity and the effect thereof; and

(d) a general description of the eligibility conditions and other material features of the optional forms of distribution under the plan and information explaining the relative values of such optional forms of distribution.

The committee may make such election information available to a participant by:

(1)        personal delivery to him;

(2) first-class mail, postage prepaid, addressed to the participant at his last known address as shown on the employer's records; or

(3) permanent posting on a bulletin board located at the participant's work site.

A participant may request, by notice filed with the committee during his election period, an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the joint and survivor annuity form or single life annuity form. If not previously provided to the participant, the committee shall provide him with such explanation within 30 days of his request by one of the methods described in paragraphs (1) or (2) next above, and the participant's election period will be extended, if necessary, to include the 90th day next following the date on which he receives such explanation.

10.9 Commencement of Benefits. Benefits payable to or on account of any participant shall commence as of any date (but not retroactively) elected by the participant which is coincident with or next following the later of the date on which the participant attains age 65 years or his termination date, subject to the following:

(a) Except as otherwise provided by the following provisions of this subsection 10.9, distribution of a participant's account balances shall commence no later than the sixtieth day after the last day of the plan year during which the participant attains age 65 years or, if later, during which his termination date occurs.

(b) Subject to the following provisions of this subsection 10.9, a participant may elect to have distribution of his account balances commence in the form of a lump sum or an annuity as of any date that is coincident with or following his termination date and prior to his age
           70-1/2; provided, however, that if a participant does not make an election in accordance with this paragraph
           (b) within 90 days of his termination date, he shall be deemed to have elected to defer distribution of his account balances until the earlier of (i) the date that he subsequently elects to commence distribution, or
           (ii) the date on which he attains age 70-1/2.

(c) If a participant dies before distribution of his account balances has commenced (as determined in accordance with the provisions of Treas. Reg. Section 1.401(a)(9)-1, B-5), the participant's account balances will be distributed as soon as practicable following the participant's death, subject to the following:

          (i) If the participant has no designated beneficiary (within the meaning of Treas. Reg. Section 1.401(a)(9)-1, provided that, for purposes of this paragraph (c), a trust shall not be considered a designated beneficiary), and if the participant's beneficiary determined in accordance with paragraph 10.15(d) is not his surviving spouse, the participant's entire account balances will be distributed no later than the December 31 of the calendar year in which occurs the fifth anniversary of the participant's death.

          (ii) If the participant's beneficiary is not the participant's surviving spouse, distribution shall commence on or before December 31 of the year immediately following the calendar year of the participant's death; and

         (iii) If the deceased participant's beneficiary is the participant's surviving spouse, the surviving spouse may elect to defer distribution of the participant's account balances but not beyond the later of the December 31 of the year immediately following the calendar year in which the participant's death occurs or the December 31 of the year in which the participant would have attained age 70-1/2 and, if the surviving spouse dies before distribution commences, the participant's account balances will be distributed in accordance with the provisions of this paragraph (c) (other than the provisions of this subparagraph (c)(iii)) as though the surviving spouse were a participant.

(d) If the participant's death occurs after distribution of his benefits has commenced (as determined in accordance with the provisions of Treas. Reg. Section
           1.401(a)(9)-1, B-5), the remaining portion of his benefits shall be distributed to or for the benefit of his beneficiary in accordance with the distribution method in effect on the date of the participant's death; provided, however, that the beneficiary may elect to accelerate payment of such benefits.

(e) Notwithstanding any other provision of this Section 10, if the value of a participant's nonforfeitable account balances, determined as of the accounting date that is coincident with or next following his termination date, does not exceed $5,000 ($3,500 for plan years beginning prior to January 1, 1998), the committee shall distribute such account balances to the participant or the participant's beneficiary, as the case may be, by payment in a lump sum as of such accounting date.

(f) Notwithstanding any other provision herein to the contrary, in the case of any distribution date occurring on or after January 1, 1998, distribution of a participant's account balances shall commence no later than the later of (i) April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2 or (ii) the participant's termination date.

(g) With respect to distributions under the plan made on or after June 1 2001 for calendar years beginning on or after January 1, 2001, the plan will apply the minimum distribution requirements of section 401(a)(9) of the code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 notwithstanding any provision of the plan to the contrary. The provisions of this paragraph (g) shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

10.10 Compliance With Section 401(a)(9) of the Code. The provisions of subsections 10.5 and 10.9 are intended to reflect the requirements of section 401(a)(9) of the code, including the incidental death benefit requirements, and such subsections shall be interpreted and administered in accordance with the requirements of section 401(a)(9) of the code and the regulations thereunder, which requirements shall supersede any other provision of the plan which would otherwise be inconsistent with section 401(a)(9) of the code.

10.11 Assets to be Distributed. Except as otherwise provided in this Section 10, amounts distributed to or on account of any participant from any fund account maintained in the participant's name shall be made in cash. Prior to his termination date or, if later, his distribution date, the participant or, in the event of his death, his beneficiary, may elect to receive, in lieu of cash, distribution from any fund account maintained in the participant's name under the Nicor Stock Fund in the form of whole shares of Nicor stock, plus cash equal to the fair market value of any fractional share of Nicor stock. If the trustees are required to liquidate any fund account maintained in a participant's name under the Nicor Stock Fund for any reason:

(a) liquidation shall be made at the Nicor stock's fair market value determined as of the participant's distribution date; and

(b) the amount of the cash proceeds of the liquidation shall be reduced by any commissions, brokerage fees and similar expenses incurred by the trustees as a result of the liquidation.

10.12 Distributions to Persons Under Disability. Notwithstanding the foregoing provisions of this Section, in the event a participant or beneficiary is declared incompetent and the committee receives evidence satisfactory to it that a conservator or other person legally charged with the care of his person or of his estate has been appointed, the amount of any benefit to which such participant or beneficiary is then entitled from the trust fund shall be paid to such conservator or other person legally charged with the care of his person or estate.

10.13 Interests Not Transferable. The interests of participants and their beneficiaries under the plan and trust agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except (i) in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony payments or marital property rights of a spouse, child or other dependent of a participant and which meet such other requirements as may be imposed by section 414(p) of the code or regulations issued thereunder, (ii) pursuant to a judgment or settlement order issued after August 5, 1997 (against a participant convicted for a crime involving the misuse of plan funds or a civil judgement for breach of fiduciary duty) meeting the requirements of section 401(a)(13)(C) of the code, (iii) in the case of a tax lien obtained by the Internal Revenue Service, or (iv) in the case of a voluntary revocable assignment to an employer provided that such assignments do not in the aggregate exceed 10 percent of any benefit payment and further provided that such assignments are not made for the purpose of defraying administrative costs of the plan. Notwithstanding any other provision of the plan to the contrary, such domestic relations order may permit distribution of the entire portion of the vested account balance of a participant awarded to his alternate payee, in a lump sum payment as soon as practicable after the committee determines that such order is qualified, without regard to whether the participant would himself be entitled under the terms of the plan to withdraw or receive a distribution of such vested amount at that time.

10.14 Absence of Guaranty. None of the trustees, the committee or the employers in any way guarantee the trust fund from loss or depreciation. The employers do not guarantee any payment to any person. The liability of the trustees to make any payment is limited to the available assets of the trust fund.

10.15 Designation of Beneficiary. A participant's beneficiary or beneficiaries under the plan shall be determined in accordance with the following provisions of this subsection 10.15:

(a) Subject to the foregoing provisions of this Section 10, each participant from time to time may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits.

(b) Notwithstanding the foregoing provisions of this subsection 10.15, if a participant dies prior to the date his benefit payments under this Section 10 have commenced and he is legally married under the laws of any jurisdiction on the date of his death, any designation of a beneficiary other than his spouse shall be effective only if spousal consent was obtained in accordance with subsection 10.18.

(c) A beneficiary designation form will be effective only when the signed form is filed with the committee while the participant is alive and will cancel all beneficiary designation forms signed earlier.

(d) Except as otherwise specifically provided in this Section 10, if a deceased participant failed to designate a beneficiary as provided above, or if the beneficiary or beneficiaries designated by a deceased participant die before the participant or before complete payment of the participant's benefits, the participant's benefits shall be paid to:

        (i)     the participant's surviving spouse; or

        (ii) if the participant has no surviving spouse, the committee shall direct the trustees to pay the participant's benefits to the legal representative or representatives of the estate of the last to die of the participant or the participant's beneficiary.

         Notwithstanding the foregoing provisions of this paragraph (d), if the beneficiary of a participant survives the participant but dies prior to complete payment of the participant's benefits, the remainder of the benefits will be paid to the beneficiary designated by the beneficiary in accordance with the procedures set forth in this subsection 10.15 or, if no such beneficiary is named, to the estate of the beneficiary. Benefits payable to the beneficiary of a beneficiary shall be paid in a lump sum.

(e) Notwithstanding the foregoing provisions of this subsection 10.15, in any case in which the provisions of subsection 10.6 apply with respect to a deceased participant's account balances, any beneficiary designation form filed with the committee with respect to such participant shall be without effect.

(f) Distribution of a participant's benefits shall not be less rapid than payment over the joint life, or joint life expectancy, of the participant and his beneficiary.
         For purposes of the preceding sentence, the applicable life expectancy or expectancies of a participant or his beneficiary shall be determined by Tables V and VI set forth in Section 1.72-9 of the regulations under section 72 of the code, and life expectancies will not be recalculated following commencement of benefits.

(g) The term "beneficiary" as used in the plan means the person or persons to whom a deceased participant's benefits are payable under this subsection 10.15.

No annuity contract shall be distributed under the plan unless payments under the terms of the contract would meet the requirements of this subsection 10.15 determined as though such payments were distributions from the plan. The foregoing provisions of this subsection 10.15 reflect requirements set forth in section 401(a)(9) of the code, including the incidental death benefit rule, and the regulations thereunder, and supersede any other provisions of the plan that would otherwise be inconsistent with section 401(a)(9) of the code.

10.16 Missing Participants or Beneficiaries. Each participant and each beneficiary designated by the participant must file with the committee from time to time his post office address and each change of post office address. Any communication, statement or notice addressed to a participant or to a beneficiary designated by the participant at his last post office address filed with the committee, or if no address is filed with the committee then, in the case of a participant, at his last post office address as shown on the employers' records, will be binding on the participant and any beneficiary designated by the participant for all purposes of the plan. None of the employers, the committee or the trustees will be required to search for or locate a participant or beneficiary designated by the participant.

10.17 Application of Forfeitures. The balance in any employer contribution account forfeited by a participant in accordance with subsection 10.3 and the balance in a participant's accounts forfeited in accordance with subsection
10.20 shall be adjusted in accordance with the provisions of subsection 7.1 as of the accounting date coincident with the date the forfeiture occurs. Forfeited amounts attributable to the prior contributions of any employer shall be considered to be contributions to the plan by that employer, and shall be applied to reduce the amount of the contributions otherwise required of that employer under Section 4 and subsections 10.3 and 10.20 until exhausted. With respect to any account of a participant, the portion of any forfeited amount arising under that account during any period which is attributable to the prior contributions of any employer shall be that proportion of such amount which the contributions made by that employer and credited to the applicable account of the participant with respect to whom the forfeiture occurs bear to the total contributions of all employers which were credited to such account.

10.18 Spousal Consent. Any election by a participant under the plan which, by its terms, requires spousal consent, shall be effective only if (a) the participant's spouse consents in writing to such election; (b) the consent acknowledges the effect of the election, and is witnessed by a notary public (or, if permitted by the committee, a plan representative appointed or approved by the committee); (c) in the case of a spousal consent to a beneficiary designation election, such election specifies one or more beneficiaries which may not be changed without the spouse's consent; and (d) in the case of a participant's waiver of a joint and survivor annuity, if the participant's distribution date is prior to his 65th birthday, the spouse consents to the time of payment and the spouse consents to the optional form of payment elected by the participant. Notwithstanding the foregoing provisions of this Section 10, unless otherwise provided by a qualified domestic relations order (within the meaning of section 414(p) of the code), spousal consent shall not be required if:

(1) the participant and his spouse are legally separated or the participant has been abandoned (within the meaning of local law) and the participant has a court order to such effect; or

(2) it is established to the satisfaction of a plan representative appointed or approved by the committee that the consent of the participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

10.19 Distribution and Withdrawal Elections. Distributions and withdrawals (other than distributions and withdrawals to which the consent requirements of section 411(a)(11) or 417 of the code do not apply) shall be subject to the following:

(a) not less than 30 days nor more than 90 days before the date as of which such distribution is made, the participant shall be informed of his right to defer distribution in accordance with the provisions of the applicable subsection and, if applicable, shall be provided with a written explanation of the optional forms of benefit available to him under the plan;

(b) no election to commence distribution prior to the participant's 65th birthday shall be effective unless it is made in writing, after the participant has received the notice described in paragraph (a) next above, and not more than 90 days before the date as of which the distribution is made; and

(c) spousal consent shall be obtained to the extent required by the provisions of subsection 10.18.

Notwithstanding the foregoing, distributions or withdrawals made after December 1, 2000 may commence less than 30 days after the participant is informed of his right to defer distribution or withdrawal in accordance with the applicable section or subsection if:

(1) the participant is clearly informed that he has a right to a period of at least 30 days after being so informed to consider the decision of whether or not to elect a distribution or withdrawal (and, if applicable, a particular form of distribution); and

(2) the participant, after being informed of his rights in accordance with subparagraph (1) next above, affirmatively elects a distribution or withdrawal.

10.20 Forfeiture of Missing Participants' Accounts. If following a participant's termination date but prior to his distribution date, the committee, after making reasonable efforts, is unable to locate the participant (or his beneficiary), the committee may, as of any accounting date (after all adjustments then required under the plan have been made), forfeit the balance in the participant's accounts which has not been forfeited in accordance with the provisions of subsection 10.3 and such forfeiture shall be applied in accordance with the provisions of subsection 10.17. If a participant (or his beneficiary) whose account balances were forfeited in accordance with this subsection 10.18 makes a claim for benefits under the plan and the committee determines that the claimant is entitled to all or a portion of the amount forfeited, that portion of the forfeiture to which the claimant is entitled (determined with adjustments for earnings and losses after the forfeiture occurred): (a) shall be contributed by the employers to the extent those employers were previously credited with the forfeitures (regardless of whether such contributions would be deductible by the employers); (b) shall be credited, as of the last day of the plan year in which such entitlement is determined, to the participant's accounts under the plan from which they were forfeited; (c) shall be distributed in accordance with the terms of the plan; and (d) shall not be considered an annual addition. The contributions required under this subsection 10.20 shall be reduced by the amount of any forfeitures arising under the plan. The company's contribution to be credited for any plan year under this subsection 10.20 will be due on the last day of the plan year and, if not paid by the end of that year, shall be payable to the trustees, without interest, not later than the time prescribed by law for filing the company's Federal income tax return for that year (including any extensions thereof).

10.21 Direct Rollover. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the committee, to have any portion of an eligible rollover distribution (as defined in section 402(c)(4)of the code) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection 10.21, the following definitions shall apply:

(a) An "eligible retirement plan" means an individual retirement account described in section 408(a) of the code, an individual retirement annuity described in section
           408(b) of the code, an annuity plan described in
           section 403(a) of the code or a qualified trust described in section 401(a) of the code, that accepts the distributee's eligible rollover distribution;
           provided, however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(b) A "distributee" means an employee or former employee and the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the code, are distribution with regard to the interest of the spouse or former spouse.

(c) A "direct rollover" means a payment by the plan to the eligible retirement plan specified by the distributee.

10.22 Distribution Only Upon Separation From Service. Notwithstanding any other provision of the plan to the contrary, a participant may not commence distribution of his employee tax deferred contribution account pursuant to this
Section 10, even though he has otherwise had a termination date under Section 9, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the code. The foregoing restriction shall not apply, however, if the participant's termination date occurs in connection with the sale by an employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the participant remains employed in such trade or business or by such subsidiary after the sale, (b) the employer continues to maintain the plan after the sale, (c) no transfer of the participant's accounts occurs or is scheduled to occur after the sale pursuant to subsection 14.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith, and (d) the participant receives distribution of his account balances under the plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.

SECTION 11.

                                   Withdrawals

11.1 Pre-Termination Withdrawals From Employee After-tax Contribution Account and Rollover Contribution Account. As of any accounting date (but, except for hardship withdrawals described in subsections 11.2 and 11.4, not more than twice during any 12-month period), a participant who is employed by an employer or affiliate may withdraw from his employee after-tax contribution account or rollover contribution account (other than any portion thereof invested in the loan fund) an amount that is not less than $200 and not greater than the amount credited to those accounts as of the next preceding accounting date. Any request for a withdrawal in accordance with this subsection 11.1 shall be made in accordance with rules established by the committee.

11.2 Withdrawals From Employee Tax Deferred Contribution Account. As of any accounting date,, a participant (including a participant who has deferred the distribution of his account balances following his termination date) may, by showing of hardship (as described in subsection 11.3), withdraw from his employee tax deferred contribution account (other than any portion thereof invested in the loan fund) an amount that is not more than the least of:

(a)    an amount equal to:

(b) the sum of (A) the amount, if any, credited to the participant's employee tax deferred contribution account as of December 31, 1988, plus (B) the amount of the employee tax deferred contributions made with respect to the participant during the period beginning on January 1, 1989 and ending on the accounting date next preceding the date as of which such withdrawal is effective, reduced by

      (i) the amount, if any, previously withdrawn from the participant's employee tax deferred contribution account after December 31, 1988;

     (ii) the amount credited to the participant's employee tax deferred contribution account as of the accounting date next preceding the date as of which such withdrawal is effective; or

(c) the amount necessary to satisfy such hardship determined in accordance with the provisions of subsection 11.3.

Any request for a withdrawal in accordance with this subsection 11.2 shall be made in accordance with rules established by the committee.

11.3 Hardship Withdrawals. A withdrawal that is effective on and after December 1, 2000, shall be made on account of "hardship" if the requirements of paragraphs (a), (b) and (c) next below are met:

(a) The withdrawal is requested because of the participant's immediate and heavy financial need on account of:

     (i) uninsured medical expenses incurred by the participant, the participant's spouse or any dependent of the participant (as defined in section 152 of the code);

    (ii) the purchase (excluding mortgage payments) of a principal residence of the participant;

   (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the participant, or his spouse, children or dependents;

    (iv) the need to prevent (1) the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's residence, or (2) foreclosure on a mortgage with respect to which the participant is obligor on property that was, within the twenty-four month period immediately preceding the date as of which the withdrawal is effective, the principal residence of the participant; or

     (v) any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of general applicability published by the Internal Revenue Service.

(b) The withdrawal is necessary to satisfy the immediate and heavy financial need of the participant. A withdrawal will be considered necessary under this paragraph (b) if the amount of the withdrawal does not exceed the amount required to relieve the financial need, including any federal, state or local income taxes or penalties reasonably anticipated to be incurred by the participant on account of the withdrawal, and if the need cannot be satisfied from other sources that are reasonably available to the participant. In making this determination, the committee may reasonably rely on the participant's representation that the need cannot be relieved:

      (i)  through reimbursement or compensation by insurance or otherwise;

     (ii) by reasonable liquidation of the participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

    (iii) by ceasing to make employee tax deferred contributions or employee after-tax contributions to the plan; or

     (iv) for distributions occurring prior to December 1, 2000, by other distributions or nontaxable loans from plans maintained by the employer or any other employer or by borrowing from commercial sources on reasonable commercial terms.

(c) The withdrawal must be made pursuant to an advance request to the committee, which request shall include any representation required by this subsection 11.3 and adequate proof thereof, as determined by the committee in its sole discretion.

For withdrawals occurring after December 31, 1999 and prior to December 1, 2000, a participant will not be required to comply with the requirements of paragraph
(b)(iv) if the borrowing would itself constitute a hardship to the participant. The committee may reasonably rely on a participant's representation as to whether the preceding sentence is applicable.

11.4 Withdrawals For Hardship Other Than From Employee Tax Deferred Contribution Account. Upon a showing of hardship (as described below), a participant(including a participant who has deferred distribution of his account balance following his termination date) may withdraw the entire balance of his employee after-tax contribution account and rollover contribution account, or any portion thereof (excluding any portion invested in the loan fund), at the times and in the manner permitted under subsection 11.1. For purposes of this subsection 11.4, the term "hardship" means the immediate and heavy financial need of the participant on account of:

(a)        any of the reasons described in paragraph 11.3(a);

(b) sudden, unexpected and uninsured expenses relating to the repair of the participant's home or car;

(c) sudden, unexpected, uninsured expenses or debts due to accident, illness or disability;

(d)        funeral expenses;

(e)        sudden and uninsured losses or judgments; and

(f) payment of tuition, books or fees for post secondary education of the participant's dependents.

Any request for a withdrawal in accordance with this subsection 11.4 shall be by advance notice filed with the committee.

11.5 Post-Termination Withdrawals by Retirees. As of any accounting date (or, for periods prior to December 1, 2000, as of the last day of any calendar month), a participant whose termination date occurred under paragraph 9(a), 9(b) or 9(d) and who has elected to defer distribution of his accounts in accordance with the provisions of Section 10 may elect to withdraw an amount that is not less than $200 and not greater than the amount credited to the participant's accounts as of the next preceding accounting date. For periods prior to December 1, 2000, not more than two withdrawals may be made with respect to any participant under this subsection 11.5 during any 12-month period, and any withdrawal under subsection 11.1, 11.2 or 11.4 shall be deemed to be a withdrawal under this subsection 11.5 for purposes of this limitation. Any request for a withdrawal in accordance with this subsection 11.5 shall be made in accordance with rules established by the committee.

11.6 Interim Withdrawals. Notwithstanding the foregoing provisions of this
Section 11, as of the last day of any calendar month prior to December 1, 2000, a participant who satisfies the requirements for a hardship withdrawal under subsection 11.2 or 11.4 may elect to receive an interim withdrawal from his employee after-tax contribution account, rollover contribution account or employee tax deferred contribution account, as applicable, of an amount that does not exceed the amount that the participant would have been eligible to withdraw from those accounts, respectively, under the provisions of subsection
11.2 or 11.4, as the case may be, determined on the basis of the amount credited to each of those accounts as of the most recent accounting date for which account balances have been determined. Notwithstanding the foregoing provisions of this subsection 11.6, in no event shall the amount withdrawn from any account under this subsection 11.6 exceed an amount equal to 100 percent of the balance of such account that is invested in the stated return fund and 75 percent of the balance of such account that is invested in the balanced fund or the equity fund as of the most recent accounting date for which the participant's account balances have been determined. Any request for a withdrawal in accordance with this subsection 11.6 shall be made in accordance with rules established by the committee.

11.7 Order of Withdrawal From Investment Funds. A withdrawal from a participant's employee tax deferred contribution account, employee after-tax contribution account or rollover contribution account, as the case may be, made in accordance with this Section 11 shall be made, in cash, from the fund accounts maintained in his name for the investment of that account (excluding any fund accounts invested in the loan fund) as directed by the participant.

11.8 Loans to Participants. A participant who is an employee of an employer or an affiliate or who is otherwise required to be given the opportunity to borrow under applicable regulations may, by following such procedures as the committee may from time to time establish, request a loan to be made to him from his accounts, subject to the following:

(a) No "regular loan" shall be made to a participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this plan and under any other qualified retirement plans made by affiliates would exceed $50,000, reduced by the excess, if any, of:

        (i) the highest outstanding balance of all loans to the participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

        (ii) the outstanding balance of loans from the plans to the participant on the date on which such loan is made;

         and no loan shall be made to a participant if the aggregate amount of that loan and the outstanding balance of any other loans to the participant would exceed one-half of the total vested balance of the participant's account balances under the plan as of the date the loan is made.

(b) No "hardship loan" shall be made to a participant who has demonstrated hardship (as defined in paragraph 11.8(h)if the amount of such loan would be in excess of the lesser of (i) the amount determined under paragraph (a) above, or (ii) 25% of his vested account balance.

(c) Regular loans and hardship loans are collectively referred to herein as "loans". A participant may have no more than one regular loan and one hardship loan outstanding under the plan at any time.

(d) Each loan to a participant shall be charged against his vested fund accounts (other than the loan fund account), pro rata.

(e)      Each loan shall be evidenced by a written note providing for:

        (i) a reasonable repayment period of not less than one year and not more than 5 years from the date of the loan;

       (ii) substantially level amortization (with payments not less frequently than quarterly), subject to any suspension permitted under paragraph
            (i) below;

      (iii) a reasonable rate of interest; and

       (iv) such other terms and conditions as the committee shall determine.

(f) Each loan shall be secured by the participant's vested interest in the plan, provided that immediately after the origination of any such loan, no more than one-half of such vested interest shall serve as collateral for all outstanding loans.

(g)      No loan shall be made to a participant in an amount less than $1,000.

(h) For purposes of determining a participant's eligibility for a hardship loan, a loan shall be deemed to be made on account of "hardship" if it meets the requirements for a hardship withdrawal described in subsection 11.3; provided, however, that paragraph (a) of subsection
         11.3 shall be modified for this purpose by adding thereto the following hardship events: funeral expenses incurred by the participant with respect to a member of the participant's immediate family, and expenses incurred to repair the participant's primary residence due to damages to such residence resulting from the occurrence of a catastrophic event.

(i) Loan repayments will be made by regular periodic payroll deductions except that, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check, and, at the discretion of the committee, participants who make loan payments by this method will be charged with the cost of processing such checks and payment of such costs will be made by personal check or charged to the participant's accounts in accordance with uniform procedures established by the committee. Notwithstanding the foregoing, a participant who is on an approved leave of absence shall not be required to make any loan repayment for the period of such absence provided such leave of absence does not exceed one year. Upon the participant's return to employment following a leave of absence (or if earlier, the end of the first year of such leave of absence) during which loan repayments were suspended, the participant's loan will be reamortized to ensure complete repayment over the period permitted under paragraph 11.8(e)(i); provided, however, that in no event shall the participant's payment upon a return from a leave of absence during which payments were suspended be less than his payment immediately prior to such leave.

(j) Payments of principal and interest to the trustees with respect to any loan or portion thereof:

        (i)  shall reduce the outstanding balance with respect to that loan;

       (ii)  shall reduce the balance of the participant's loan fund;

      (iii) shall be credited to the participant's accounts from which the loan was made; and

       (iv) shall be invested in the investment funds in accordance with the participant's investment direction in effect at the time of repayment.

(k)      The loan may be prepaid in full at any time without penalty.

(l)      Promissory notes shall be held by the trustees in the loan fund.

(m) Any loan to a participant shall become immediately due and payable upon the termination of his employment with the employers and all affiliates if he does not continue to be a party in interest to the plan after such termination. Notwithstanding any other provision of the plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term, if a participant fails to make a required payment of principal and interest when due and such failure continues for 60 days, or if a loan is accelerated in accordance with the preceding sentence and is not paid after 60 days, a default shall occur and the trustees shall apply all or a portion of the participant's vested interest (or portion thereof) in satisfaction of such outstanding obligation, but only to the extent that such vested interest is then distributable under applicable provisions of the code.
         If necessary to satisfy the entire outstanding obligation, such application of the participant's vested interest may be executed in a series of transactions as amounts credited to the participant's accounts become distributable.

(n) If distribution is to be made to a participant or beneficiary in accordance with Section 10, each outstanding promissory note of such participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the participant as of the distribution date.

(o) The committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest. Such procedures shall be communicated to participants by means of separate written documents, the relevant portions of which are incorporated herein by reference.

(p) The committee may, in its discretion, impose upon participants who obtain loans a reasonable, uniform fee, as determined by the committee from time to time, to cover the costs of processing and administering the loan. Such fee shall be deducted from the loan proceeds prior to distribution to the participant or charged to the participant's account in accordance with the procedures established by the committee, unless the company has established an alternative means for participants to pay such fees.

The provisions of this subsection 11.8 shall apply to loans made on and after December 1, 2000. Loans made prior to December 1, 2000 shall be made in accordance with the terms of the plan as in effect immediately prior to December 1, 2000.

SECTION 12.

                                   Nicor Stock

12.1 Purchase of Nicor Stock. The trustees may purchase shares of Nicor stock for the Nicor Stock Fund in the open market, through a dividend reinvestment plan or by private purchase; provided, however, that no private purchase of shares of Nicor stock shall be made at a price that is greater per share than the last preceding sale price for shares of Nicor stock as reported on the New York Stock Exchange Composite List.

12.2 Voting Nicor Stock. Voting rights with respect to shares of Nicor stock held in the Nicor Stock Fund shall be exercised in accordance with the provisions of Supplement B.

SECTION 13.

                                  The Committee

13.1 Membership. The committee referred to in subsection 1.2 shall consist of one or more persons appointed by the Board of Directors of the company. The members of the committee shall be the "named fiduciaries" (as described in section 402 of ERISA) under the plan. Except as otherwise specifically provided in this Section 13, in controlling and managing the operation and administration of the plan, the committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the committee members or by an authorized committee member shall be conclusive in favor of any person (including the trustees) acting in reliance thereon.

13.2 Rights, Powers and Duties. The committee shall have such authority as may be necessary to discharge its responsibilities under the plan, including the following powers, rights and duties:

(a)        To select a chairman who shall be a member of the committee.

(b) To select a secretary who may, but need not, be a member of the committee.

(c) To conclusively interpret and construe the provisions of the plan and to remedy ambiguities, inconsistencies and omissions of whatever kind or nature.

(d) To adopt, and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the plan, and as are consistent with the provisions of the plan.

(e) To conclusively determine all questions arising under the plan, including the power to determine rights or eligibility of employees or former employees, and the respective benefits of participants and others entitled thereto.

(f) To maintain and keep adequate records concerning the plan and concerning its proceedings and acts in such form and detail as the committee may decide.

(g)        To direct all benefit payments under the plan.

(h) To furnish the employers with such information with respect to the plan as may be required by them for tax or other purposes.

(i) By unanimous action of the members then acting, to employ agents and counsel (who also may be employed by the employers or the trustee) and to delegate to them, in writing, such powers as the committee considers desirable.

(j) To act as the "plan administrator" (as defined in section 414(g) of the code) for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the code) and to administer distributions under such qualified orders.

13.3 Information to be Furnished to Committee. Each employer shall furnish the committee such data and information as the committee may require. As a condition of receipt of benefits under the plan, the person making claim therefor must furnish to the committee such documents, evidence, data or other information as the committee considers desirable to determine eligibility for such benefits.

13.4 Committee's Decision Final. To the extent permitted by law, any interpretation of the plan and any decision on any matter within the discretion of the committee made by the committee in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the committee shall make such adjustment on account thereof as it considers equitable and practicable. Notwithstanding any other provision of the plan to the contrary, benefits under the plan will be paid only if the committee, in its discretion, determines that the applicant is entitled to them pursuant to the terms of the plan.

13.5 Remuneration and Expenses. No remuneration shall be paid to any committee member as such. However, the expenses of the committee members (including fees of persons employed by them in accordance with paragraph 13.2(i)) incurred in the performance of a committee function shall be reimbursed by the company to the extent not paid from the trust fund in accordance with the provisions of the trust agreement.

13.6 Indemnification of the Committee. The committee and the individual members thereof shall be indemnified by the company against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the committee or the members by reason of the performance of a committee function if the committee or such members did not act dishonestly or in willful or negligent violation of the law or regulation under which such liability, loss, cost or expense arises.

13.7 Exercise of Committee's Duties. Notwithstanding any other provisions of the plan, the committee shall discharge its duties hereunder solely in the interests of the plan participants and other persons entitled to benefits under the plan, and:

(a) for the exclusive purpose of providing benefits to plan participants and other persons entitled to benefits thereunder; and

(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

13.8 Resignation or Removal of Committee Member. A committee member may resign at any time by thirty days advance written notice to the company, the trustees and the other committee members. The Board of Directors of the company may remove a committee member by giving advance written notice to him, the trustees and the other committee members.

13.9 Appointment of Successor Committee Members. The Board of Directors of the company may fill any vacancy in the membership of the committee and shall give prompt written notice thereof to the other committee members, the other employers and the trustees. While there is a vacancy in the membership of the committee, the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

13.10 Interested Committee Member. A member of the committee may not decide or determine any matter or question concerning his own benefits under the plan unless such decision could be made by him under the plan if he were not a member of the committee.

SECTION 14.

                            Amendment and Termination

14.1 Amendment. While the employers expect and intend to continue the plan, the company must reserve and reserves the right, subject to the provisions of the trust, to amend the plan at any time, except that no amendment shall reduce a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers and affiliates on the date of the amendment.

14.2 Termination. The plan, as applied to all employers, will terminate on the date it is terminated by the company, provided that written notice is provided to the trustees, the committee, and the other employers. The plan, as applied to any employer, will terminate on the first to occur of the following:

(a) the date it is terminated by that employer if thirty days' advance written notice of the termination is given to the trustees, the committee and the other employers;

(b) the date that employer completely discontinues its contributions under the plan;

(c)        the date that employer is judicially declared bankrupt or insolvent;
           or

(d) the dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that, subject to the provisions of subsection 14.3, with the consent of the company, in any such event arrangements may be made whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of that employer's assets, in which case the successor or purchaser will be substituted for that employer under the plan.

14.3 Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected participant in the plan on the date thereof (if the plan, as applied to his employer, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the plan, as applied to his employer, had then terminated.

14.4 Vesting and Distribution on Termination and Partial Termination. On termination of the plan in accordance with subsection 14.2 or on partial termination of the plan, as applied to any employer, by operation of law, the date of termination or partial termination, as the case may be, will be an accounting date and, after all adjustments then required have been made, each affected participant's benefits will be nonforfeitable. If, on termination of the plan as applied to any employer, a participant remains an employee of the employers, or an affiliate, the amount of his benefits shall be retained in the trust until after his termination of employment with all of the employers and affiliates and shall be paid to him in accordance with the provisions of Section
10. The benefits payable to a participant whose employment with all of the employers and affiliates is terminated coincident with the termination of the plan as applied to his then employer (and the benefits payable to an affected participant on partial termination of the plan) shall be paid to him in accordance with the provisions of Section 10. All appropriate accounting provisions of the plan will continue to apply until the benefits of all affected participants have been distributed to them.

14.5 Notice of Amendment, Termination or Partial Termination. Affected persons will be notified of an amendment, termination or partial termination of the plan as required by law.

                                  SUPPLEMENT A
                                       TO
                                 BIRDSALL, INC.
                             RETIREMENT SAVINGS PLAN

Application               A-l.  This Supplement A to BIRDSALL,
                          INC. RETIREMENT SAVINGS PLAN (the
                          "plan") shall be applicable on and after the date on which the plan becomes top-heavy (as described in subsection
                          A-5).

Effective Date            A-2.  The effective date of this
                          Supplement A is January 1, 2001.

Definitions               A-3. Unless the context clearly implies or indicates
                          the contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement A.

Affected Participant      A-4.  For purposes of this Supplement A,
                          the term "affected participant" means
                          each participant who is employed by an
                          employer or an affiliate during any plan year for which the plan is top-heavy;
                          provided, however, that the term
                          "affected participant" shall not include any participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his employer and his collective bargaining representative.

Top-Heavy                 A-5.  The plan shall be "top-heavy" for
                          any plan year if, as of the
                          determination date for that year (as
                          described in paragraph (a) next below),
                          the present value of the benefits
                          attributable to key employees (as
                          defined in subsection A-6) under all
                          aggregation plans (as defined in
                          subsection A-9) exceeds 60% of the
                          present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the code.
                          Subject to the preceding sentence:

                          (a)  The determination date with respect
                               to any plan for purposes
                               of determining top-heavy status for
                               any plan year of that plan shall be
                               the last day of the preceding plan
                               year or, in the case of the first
                               plan year of that plan, the last
                               day of that year.  The present
                               value of benefits as of any
                               determination date shall be
                               determined as of the accounting
                               date or valuation date coincident
                               with or next preceding the
                               determination date.  If the plan
                               years of all aggregation plans do
                               not coincide, the top-heavy status
                               of the plan on any determination
                               date shall be determined by
                               aggregating the present value of
                               plan benefits on that date with the
                               present value of the benefits under
                               each other aggregation plan
                               determined as of the determination
                               date of such other aggregation plan
                               which occurs in the same calendar
                               year as the plan's determination
                               date.

                          (b)  Benefits under any plan as of any
                               determination date shall
                               include the amount of any
                               distributions from that plan made
                               during the plan year which includes
                               the determination date or during
                               any of the preceding four plan
                               years, but shall not include any
                               amounts attributable to employee
                               contributions which are deductible
                               under section 219 of the code, any
                               amounts attributable to
                               employee-initiated rollovers or
                               transfers made after December 31,
                               1983 from a plan maintained by an
                               unrelated employer, or, in the case
                               of a defined contribution plan, any
                               amounts attributable to
                               contributions made after the
                               determination date unless such
                               contributions are required by
                               section 412 of the code or are made
                               for the plan's first plan year.

                          (c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not been employed by an employer or affiliate during any of the five plan years ending on the applicable determination date.

                          (d) The accrued benefit of any participant who is a non-key employee with respect to a plan but who was a key employee with respect to such plan for any prior plan year shall not be taken into account.

                          (e) The accrued benefit of a non-key employee shall be determined under the method which is used for accrual purposes for all plans of the employer and affiliates; or if there is not such a method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the code.

                          (f) The present value of benefits under all defined benefit plans shall be determined on the basis of the actuarial assumptions specified in Nicor Companies Retirement Plan.

Key Employee              A-6.  The term "key employee" means an
                          employee or deceased employee (or the
                          beneficiary of such deceased employee)
                          who is a key employee within the meaning ascribed to that term by section 416(i) of the code. Subject to the preceding sentence, the term key employee includes any employee or deceased employee (or the beneficiary of such deceased employee) who at any time during the plan year which includes the determination date or during any of the four preceding plan years was:

                         (a)   an officer of any employer or
                               affiliate with compensation
                               (as defined in subsection A-8) for
                               that year in excess of 50 percent
                               of the amount in effect under
                               section 415(b)(1)(A) of the code
                               for the calendar year in which that
                               year ends; provided, however, that
                               the maximum number of employees who
                               shall be considered Key Employees
                               under this paragraph (a) shall be
                               50;

                         (b)   one of the 10 employees owning
                               the largest interests in any
                               employer or any affiliate
                               (disregarding any ownership
                               interest which is less than 1/2 of
                               one percent), excluding any
                               employee for any plan year whose
                               compensation for that year did not
                               exceed the applicable amount in
                               effect under section 415(c)(l)(A)
                               of the code for the calendar year
                               in which that year ends;

                         (c)   a 5% owner of any employer or of any affiliate;
                               or

                         (d) a 1% owner of any employer or any affiliate having compensation in excess of $150,000.

Non-Key Employee          A-7. The term "non-key employee" means any
                          employee or beneficiary of a deceased employee who is not a key employee.

Compensation              A-8.  The term "compensation" for
                          purposes of this Supplement A means
                          compensation within the meaning of
                          section 415(c)(3) for that year, not
                          exceeding $170,000 (as adjusted in
                          accordance with 401(a)(17) of the code);
                          provided, however, that solely for
                          purposes of determining who is a key
                          employee, the term "compensation" means
                          compensation as defined in section
                          414(q)(7) of the code.

Aggregation Plan          A-9. The term "aggregation plan" meansthe plan
                          and each other retirement plan maintained by an employer or affiliate which is qualified under section
                          401(a) of the code and which:

(a) during the plan year which includes the applicable determination date, or during any of the preceding four plan years, includes a key employee as a participant;

(b) during the plan year which includes the applicable determination date, or during any of the preceding four plan years, enables the plan or any plan in which a key employee participates to meet the requirements of section 401(a)(4) or 410 of the code; or

(c) would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the plan and all other plans described in paragraphs
                               (a) and (b) next above.

Required Aggregation
Plan A-10. The term "required aggregation plan" means a plandescribed in either paragraph (a) or (b) of subsection A-9.

Permissive Aggregation
Plan                      A-11. The term "permissive
                          aggregation plan" means aplan described in paragraph
                          (c) of subsection A-9.

Vesting                   A-12.  For any plan year during which
                          the plan is top-heavy, the account
                          balances of any affected participant who has completed at least three years of service shall be 100% vested. If the plan ceases to be top-heavy for any plan year, the provisions of this subsection A-12 shall continue to apply to (i) the portion of an affected participant's employer contribution account balances which were accrued and vested prior to such plan year (adjusted for subsequent earnings and losses) and (ii) in the case of an affected participant who had completed at least 3 years of service (determined without regard to the provisions of subsection 3.1(c)), the portion of his employer contribution account balance which accrues thereafter.

Minimum Contribution      A-13.  For any plan year during which
                          the plan is top-heavy, the minimum
                          amount of employer contributions and
                          forfeitures (excluding elective
                          contributions described in section
                          401(k) of the code and employer matching contributions described in section
                          401(m) of the code) allocated to the
                          accounts of each affected participant
                          who is employed by an employer or
                          affiliate on the last day of that year,
                          who is not a key employee and who is not entitled to a minimum benefit for that year under any defined benefit aggregation plan which is top-heavy shall, when expressed as a percentage of the affected participant's compensation, be equal to the lesser of:

                        (a)    3%; or

                        (b) the percentage at which employer contributions (including employer contributions made pursuant to a cash or deferred arrangement) and forfeitures are allocated to the accounts of the key employee for whom such percentage (when expressed as a percentage of compensation) is greatest.

                          For purposes of the preceding sentence, compensation earned while a member of a group of employees to whom the plan has not been extended shall be disregarded. Paragraph (b) next above shall not be applicable for any plan year if the plan enables a defined benefit plan described in paragraph A-9(a) or A-9(b) to meet the requirements of section 401(a)(4) or 410 for that year. Employer contributions for any plan year during which the plan is top-heavy shall be allocated first to non-key employees until the requirements of this subsection A-13 have been met and, to the extent necessary to comply with the provisions of this subsection A-13, additional contributions shall be required of the employers.

Aggregate Benefit Limit   A-14. For any plan year during which the
                          plan istop-heavy, paragraphs (2)(B) and (3)(B) of
                          section 415(e) of the Code shall be applied by substituting "1.0" for "1.25". The provisions of this subsection A-14 shall not apply for plan years commencing after December 31, 1999.

                                   SUPPLEMENT B
                                       TO
                      BIRDSALL, INC. RETIREMENT SAVINGS PLAN
                                (ESOP Provisions)

Effective Date            B-1.  The effective date of this
                          Supplement B and the ESOP to which it
                          relates is the ESOP effective date.

Purpose B-2. The purpose of this Supplement B is to set forth the provisions of the plan applicable to the ESOP and not set forth elsewhere in the plan.

Definitions               B-3. Unless the context clearly implies or indicates
                          the contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement B.

Allocation of Nicor Stock B-4. As of each accounting date, shares of Nicor stock held in the ESOP shall be allocated as set forth in Section 7 to the accounts of participants who have elected to invest all or a portion of their accounts in the Nicor Stock Fund pursuant to an election described in subsection 6.2.

Distribution of Cash
Dividends                 B-5. An amount equal to the cash
                          dividends paid on orafter the ESOP effective date on shares of Nicor stock held by the trustees in the Nicor Stock Fund shall be distributed, in cash, as soon as practicable after the accounting date ending the accounting period in which the dividends are paid to the trustees (but in no event more than 90 days after the close of the plan year in which the dividends are paid to the trustees) to participants
                          (or, in the event of a participant's death, to the participant's beneficiary) in accordance with the provisions of subsection 7.2. Distributions under this subsection B-5 shall not require the consent of the participant or any other person, shall not be subject to the restrictions on pre-termination withdrawals described in Section 11, and shall not be considered an eligible rollover distribution for purposes of subsection 10.21.

Distributions and
Withdrawals               B-6. Distributions or withdrawals in
                          accordance with Section 10 or 11 to or on behalf of any participant or beneficiary from the Nicor Stock
                          Fund shall be made in cash, except that the participant (or in the event of his death, his beneficiary) may elect to receive, in lieu of cash, the distribution or withdrawal from his account invested in such investment fund in the form of whole shares of Nicor stock and cash equal to the fair market value of any fractional share of Nicor stock.
                          The amount of cash and the number of whole shares of Nicor stock so distributed or withdrawn shall be determined in accordance with the applicable provisions of Sections 7 and Section 10 of the plan, treating the accounting date as of which such distribution or withdrawal is made as the distribution date for this purpose.

Diversification           B-7.  Consistent with the
                          diversification requirements of section
                          401(a)(28) of the code, a participant
                          may elect to diversify all or a portion
                          of his account which is invested in the
                          Nicor Stock Fund by filing an investment election pursuant to subsection 6.3 of the plan.

Put Options               B-8.  If Nicor stock held under the ESOP
                          is not readily tradeable on an
                          established securities market (within
                          the meaning of section 409(h)(1)(B) of
                          the code), any participant or
                          beneficiary who is entitled to a
                          distribution of such shares from the
                          plan shall have a right to require the
                          company to repurchase such shares in
                          accordance with section 409(h)(1)(B) of
                          the code.  Nicor stock held under the
                          ESOP shall not be subject to a put,
                          call, or other option, or a buy-sell or
                          similar arrangement either while held by the plan or when distributed to or on account of a participant, whether or not the plan is then an employee stock ownership plan.

ESOP Loan                 B-9.  If the plan is amended to cause it
                          to enter into an ESOP Loan, as defined
                          at Treas. Reg. Section 54.4975-7, any
                          assets acquired by the plan with the
                          proceeds of an ESOP Loan shall be added
                          to and maintained in a suspense account
                          in accordance with Treas. Reg. Sections
                          54.4975-7(b)(8) and (15) and Section
                          54.4975-11.

Appraiser                 B-10.  If at any time the Nicor stock
                          held by the plan is not readily
                          tradeable on an established securities
                          market, all valuations of such stock
                          with respect to activities carried on by the plan will be made by an independent appraiser meeting the requirements of section 401(a)(28) of the code.

Voting, Tender and
Exchange Rights           B-11. To the extent consistent with the
                          trustees' fiduciary obligations under ERISA, the Nicor stock held in the Nicor Stock Fund shall be voted by the trustee as follows:

                         (a)   Within a reasonable time before
                               each annual or special
                               meeting of shareholders of Nicor,
                               the company shall cause to be
                               provided to each participant whose
                               accounts are invested in the Nicor
                               Stock Fund a copy of the proxy
                               soliciting material for the
                               meeting, together with a form
                               requesting instructions to the
                               trustee as to how to vote the
                               number of whole shares of Nicor
                               stock credited to such
                               participant's accounts.  The voting
                               instructions received by the
                               trustee shall be held by it in
                               confidence.

                          (b) Upon timely receipt of such instructions, the trustee shall vote the shares of Nicor stock for which it does not receive voting instructions, and all other shares held by the trustee in the Nicor
                               Stock Fund, in the same proportion
                               as it votes shares with respect to
                               which it has received voting
                               instructions.


                                        B-1